MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

NNN Gallery Medical, LLC,
a Delaware limited liability company,
Borrower

To

LaSalle Bank National Association,
a national banking association,
as Lender

The maximum principal indebtedness secured by this mortgage is $6,000,000.00

This instrument was prepared by and
after recording return to:

KATTEN MUCHIN ROSENMAN LLP
401 South Tryon Street, Suite 2600
Charlotte, North Carolina 28202
Attention: Daniel S. Huffenus, Esq.

MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

Table of Contents

ParagraphPage
1.	Payment of Indebtedness; Performance of Obligations	5
2.	Taxes and Other Obligations	5
3.	Reserves for Taxes/Ground Rents/Insurance/Replacement Reserve/Tenant Improvements and Leasing Reserve.			5
4.	Use of Property	9
5.	Insurance and Condemnation.	9
6.	Preservation and Maintenance of Property	14
7.	Protection of Lender’s Security; Leases	14
8.	Inspection	16
9.	Books and Records	16
10.	Financial Statements	16
11.	Hazardous Substances	18
12.	Representations and Covenants.	18
13.	Lease Assignment	23
14.	Subordination, Non-Disturbance and Attornment Agreements/Estoppel Certificates.23
15.	Transfers of the Property or Ownership Interests in Borrower; Assumption; Due on		23
	Sale/Encumbrance.
16.	No Additional Liens	31
17.	Single Asset Entity	32
18.	Borrower and Lien Not Released	36
19.	Uniform Commercial Code Security Agreement and Fixture Filing	37
20.	Events of Default; Acceleration of Indebtedness; Remedies	38
21.	Entry; Foreclosure; Remedies	40
22.	Expenditures and Expenses	43
23.	Application of Proceeds of Foreclosure Sale	43
24.	Appointment of Receiver or Mortgagee in Possession	43
25.	Forbearance by Lender Not a Waiver	44
26.	Waiver of Statute of Limitations	44
27.	Waiver of Homestead and Redemption	44
28.	Jury Trial Waiver	44
29.	Indemnification	45
30.	Duty to Defend	45
31.	ERISA	46
32.	No Oral Change	46
33.	Notice	46
34.	Successors and Assigns Bound; Joint and Several Liability; Agents; Captions	46
35.	Governing Law; Jurisdiction; Severability	47
36.	Release	47
37.	Covenants Running with the Land	47
38.	Terms	47
39.	Loss of Note	47
40.	Changes in the Laws Regarding Taxation	48
41.	Exculpation	48
42.	Disclosure of Information	48
43.	Sale of Loan; Securitization	48
44.	Actions and Proceedings	49
45.	No Third Party Beneficiaries	49
46.	Exhibits and Riders	49
47.	Customer Identification – USA Patriot Act Notice; OFAC	49
48.	Counterparts	50
49.	Disclaimers	50
50.	Maximum Principal Amount.	50
51.	Non-Agricultural Use. .	51

Exhibit A — Legal Description

Exhibit B — Personal Property Description

Exhibit C — Pending and Threatened Litigation

Defined Terms

As used in this Mortgage, the following terms shall have the following meanings assigned to them:

Borrower	NNN Gallery Medical, LLC (“Borrower”) having its principal places of business at 1551 N. Tustin
Avenue, Suite 300, Santa Ana, California 92705.
Borrower’s Address	1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
Property Address	17 W Exchange Street
St. Paul, Minnesota 55102-1045
Lender	LaSalle Bank National Association, a national banking association, and its successors and assigns as holders of the Note
Lender’s Address	135 S. LaSalle Street, Suite 3410
Chicago, Illinois 60603
Attention: Real Estate Capital Markets
Re: Gallery Medical Office
Note	That Promissory Note of even date herewith made by Borrower to the order of Lender in the
Principal Amount, together with all notes issued in substitution or exchange therefor, as any of the foregoing may be amended, consolidated, modified or supplemented from time to time
Principal Amount	$6,000,000.00
Maturity Date	March 1, 2017
Land	The property described on Exhibit A to this Mortgage
Personal Property	The property described on Exhibit B to this Mortgage
Replacement Reserve Monthly Payment	$1,757.22, subject to the provisions of subparagraph 3(c) of this Mortgage
TI and Leasing Reserve Monthly Payment	$8,786.08, subject to the provisions of subparagraph 3(d) of this Mortgage
Permitted Use	Office
Guarantor	NNN Realty Advisors, Inc., a Delaware corporation
Required Rating	A General Policy Rating of A: VIII or better in A.M. Best’s Key Rating Guide

THIS MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING (“Mortgage”) is made as of the 5th day of February, 2007, by Borrower to Lender.

R E C I T A L S:

A. Borrower has executed and delivered to Lender the Note (which is hereinafter referred to as the “Note”), providing for monthly installments of principal and/or interest, with the balance thereof, if not sooner due or paid as set forth in the Note, due and payable on the Maturity Date;

B. Lender wishes to secure (i) the prompt payment of the Note, together with all interest thereon in accordance with the terms of the Note, as well as the prompt payment of any additional indebtedness accruing to Lender on account of any future payments, advances or expenditures made by Lender pursuant to the Note or this Mortgage or any other agreement, document, or instrument securing the payment of the indebtedness evidenced by the Note (the Note, this Mortgage, and any other documents evidencing or securing the indebtedness evidenced by the Note or executed in connection therewith, and any modification, renewal, and/or extension thereof, are hereinafter collectively referred to as the “Loan Documents”), and (ii) the prompt performance of each and every covenant, condition, and agreement now or hereafter arising contained in the Loan Documents of Borrower. All payment obligations of Borrower are hereinafter sometimes collectively referred to as the “Indebtedness” and all other obligations of Borrower are hereinafter sometimes collectively referred to as the “Obligations”; and

C. The Schedule of Defined Terms appearing immediately before this page is incorporated into this Mortgage by reference with the same force and effect as if contained in the body hereof.

D. Subsequent to the closing of the “Loan” (as defined in the Note), subject to the terms of Paragraph 15 of this Mortgage, Borrower may transfer undivided tenant in common interests in the Property (provided, however, there may be no more than thirty-five (35) tenants in common (“Tenants in Common”) in the aggregate including Borrower (collectively “permitted TICs”) with the consent of Lender, as more specifically set forth in one or more Loan Assumption, Ratification and Consent Agreements(s) by and between Borrower, Guarantor, the Tenants in Common and Lender (individually and collectively, the “Assumption Agreement”), and upon the execution of such Assumption Agreement, “Borrower” shall thereafter be deemed to collectively include Borrower under this Mortgage and all then existing Tenants in Common.

NOW, THEREFORE, TO SECURE TO LENDER the repayment of the Indebtedness and the performance of the Obligations, Borrower has mortgaged, given, granted, bargained, sold, alienated, enfeoffed, transferred, conveyed, confirmed, warranted, pledged, assigned, hypothecated and granted and by these presents does hereby irrevocably mortgage, give, grant, bargain, sell, alien, enfeoff, transfer, convey, confirm, warrant, pledge, assign, hypothecate and grant a security interest in and to Lender, with power of sale, the following described property and all proceeds thereof (which property is hereinafter sometimes collectively referred to as the “Property”):

A. The Land;

B. All improvements of every nature whatsoever now or hereafter situated on the Land and owned by Borrower (the “Improvements”), and all machinery, furnishings, equipment, fixtures (the “Fixtures”), mechanical systems and other personal property now or hereafter owned by Borrower and used in connection with the operation of the Improvements;

C. All easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

D. All agreements affecting the use, enjoyment or occupancy of the Land and/or Improvements now or hereafter entered into (the “Leases”), including any and all guaranties of such Leases, and the immediate and continuing right to collect all rents, income, receipts, royalties, profits, issues, service reimbursements, fees, accounts receivables, revenues and prepayments of any of the same from or related to the Land and/or Improvements from time to time accruing under the Leases and/or the operation of the Land and/or Improvements (the “Rents”), reserving to Borrower, however, so long as no “Event of Default” (hereinafter defined) has occurred hereunder, a revocable license to receive and apply the Rents in accordance with the terms and conditions of Paragraph 13 of this Mortgage;

E. The Personal Property;

F. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Land and the Improvements, whether from the exercise of the right of eminent domain or condemnation (including but not limited to any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Land and Improvements;

G. All proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

H. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

I. Any and all proceeds and products of any of the foregoing and any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Indebtedness and the performance of Borrower’s obligations under the Loan Documents, including (without limitation) the Replacement Reserve, the TI and Leasing Reserve, and all other escrows established with Lender by Borrower; and

J. All property management agreements and tenants in common agreements relating to the Property.

AND without limiting any of the other provisions of this Mortgage, to the extent permitted by applicable law, Borrower expressly grants to Lender, as a secured party, a security interest in the portion of the Property that is or may be subject to the provisions of the Uniform Commercial Code that are applicable to secured transactions; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Land (the Land, the Improvements and the Fixtures are collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall for the purposes of this Mortgage be deemed conclusively to be real estate and mortgaged hereby.

TO HAVE AND TO HOLD the Property and all parts thereof, together with the rents, issues, profits and proceeds thereof, unto Lender and to the use, benefit and advantage of Lender, forever, subject, however, to the terms, covenants, and conditions herein.

Borrower covenants and agrees with Lender as follows:

1. Payment of Indebtedness; Performance of Obligations. Borrower shall promptly pay when due the Indebtedness and shall promptly perform all Obligations.

2. Taxes and Other Obligations. Borrower shall pay, when due, and before any interest, collection fees or penalties shall accrue, all taxes, assessments, fines, impositions and other charges and obligations, including charges and obligations for any present or future repairs or improvements made on the Property, or for any other goods or services or utilities furnished to the Property, which may become a lien on or charge against the Property prior to this Mortgage, subject, however, to Borrower’s right to contest such lien or charge upon the posting of security reasonably satisfactory to Lender so long as such contest stays the enforcement or collection of such lien or charge. Should Borrower fail to make such payments, Lender may, at its option and at the expense of Borrower, pay the amounts due for the account of Borrower. Upon the request of Lender, Borrower shall immediately furnish to Lender all notices of amounts due and receipts evidencing payment. Borrower shall promptly notify Lender of any lien on all or any part of the Property and shall promptly discharge any unpermitted lien or encumbrance.

3. Reserves for Taxes/Ground Rents/Insurance/Replacement Reserve/Tenant Improvements and Leasing Reserve.

(a) Borrower shall pay to Lender, at the time of and in addition to the monthly installments of principal and/or interest due under the Note, a sum equal to 1/12 of the amount estimated by Lender from time to time to be sufficient to enable Lender to pay at least 30 days before they become due and payable, all taxes, assessments and other similar charges levied against the Property (collectively, the “Taxes”), and all ground rents, if applicable. So long as no Event of Default exists hereunder, Lender shall apply the sums so paid by Borrower to pay such tax items and ground rents, if applicable. In making any such payments, Lender may do so according to any bill, statement or estimate obtained by Lender in good faith, without inquiry into the accuracy of such bill, statement or estimate or into the validity thereof. These sums may be commingled with the general funds of Lender, and no interest shall be payable thereon nor shall these sums constitute trust funds. If such amount on deposit with Lender is insufficient to fully pay such tax items and ground rents, if applicable, Borrower shall, within 10 days following notice at any time from Lender, deposit such additional sum as may be required for the full payment of such tax items and ground rents, if applicable. Borrower hereby represents and warrants that Lender has a security interest in such funds and Borrower shall execute any other documents and take any other actions necessary to provide Lender with a perfected security interest. Upon the Maturity Date, the moneys then remaining on deposit with Lender or its agent shall, at Lender’s option, be applied against the Indebtedness. The obligation of Borrower to pay such tax items and ground rents is not affected or modified by the provisions of this paragraph.

(b) Borrower shall pay to Lender, at the time of and in addition to the monthly installments of principal and/or interest due under the Note, a sum equal to 1/12 of the amount estimated by Lender from time to time to be sufficient to enable Lender to pay at least 30 days before they become due and payable, all insurance premiums due for the renewal, on an annual basis, of the coverage afforded by the insurance policies required hereunder upon the expiration thereof. So long as no Event of Default exists hereunder, Lender shall apply the sums so paid by Borrower to pay such insurance premiums. In making any such payment, Lender may do so according to any bill, statement or estimate obtained by Lender in good faith, without inquiry into the accuracy of such bill, statement or estimate or into the validity thereof. These sums may be commingled with the general funds of Lender, and no interest shall be payable thereon nor shall these sums constitute trust funds. If such amount on deposit with Lender is insufficient to fully pay such insurance premiums, Borrower shall, within 10 days following notice at any time from Lender, deposit such additional sum as may be required for the full payment of such insurance premiums. Borrower hereby represents and warrants that Lender has a security interest in such funds and Borrower shall execute any other documents and take any other actions necessary to provide Lender with a perfected security interest. Upon the Maturity Date, the moneys then remaining on deposit with Lender or its agent shall, at Lender’s option, be applied against the Indebtedness. The obligation of Borrower to pay such insurance premiums is not affected or modified by the provisions of this paragraph.

(c) At the time of and in addition to the monthly installments of principal and/or interest due under the Note, Borrower shall pay to Lender the Replacement Reserve Monthly Payment (such payments shall be referred to as the “Replacement Reserve”). The Replacement Reserve may be commingled with the general funds of Lender and such Replacement Reserve shall not constitute trust funds. The funds contained in the Replacement Reserve shall bear interest for the benefit of Borrower at the rate of interest which is the lower of (i) the amount paid from time to time by Lender on commercial money market accounts; or (ii) the return on permitted investments to be made with the funds by any third party servicer, rating agency or loan purchaser (“Reserve Interest Rate”), and all such interest shall be added to and become part of the Replacement Reserve, provided Lender shall make no representation or warranty as to the actual rate of interest. The funds contained in the Replacement Reserve shall be utilized by Borrower solely for exterior, structural, HVAC and mechanical improvements that are customarily accounted for as capital expenses (“Capital Expenses”), and other capital improvements approved in advance by Lender. Lender shall make disbursements from the Replacement Reserve for the actual cost of such items and approved capital improvements upon Borrower’s providing Lender with receipts, invoices, lien waivers, photographs and other documentation deemed necessary by Lender to insure that the work and/or materials related to the requested disbursement have been completed and/or provided, with minimum draws of $10,000.00, which shall occur no more frequently than once per month. Upon the Maturity Date, the moneys then remaining on deposit with Lender or its agent shall, at Lender’s option, be applied against the Indebtedness. Borrower hereby represents and warrants that Lender has a security interest in the Replacement Reserve and Borrower shall execute any other documents and take any other actions necessary to provide Lender with a perfected security interest in the Replacement Reserve.

Notwithstanding the foregoing, without waiving any of Borrower’s repair and maintenance obligations under the Loan Documents, Lender agrees to defer its right under this Mortgage to require monthly deposits of the Replacement Reserve Monthly Payment into the Replacement Reserve until March 1, 2010, as long as there exists no event of default (or event with which notice or lapse of time or both could constitute an event of default) under the Loan Documents. If Lender determines that such condition is not satisfied, then in addition to Lender’s other remedies under applicable law and under the Loan Documents, Lender may require that Borrower immediately commence making monthly deposits of the Replacement Reserve Monthly Payments in an amount determined by Lender for such purpose into the Replacement Reserve.

(d) On the date hereof Borrower shall deposit with Lender the sum of $     and at the time of and in addition to the monthly installments of principal and/or interest due under the Note, Borrower shall pay to Lender monthly deposits in the amount of the TI and Leasing Reserve Monthly Payment for approved tenant improvements and leasing commissions (such payments shall be referred to as the “TI and Leasing Reserve”) until such time as the balance in the TI and Leasing Reserve equals $     (the “Minimum TI and Leasing Reserve Balance”). Thereafter, if at any time there is a draw causing the TI and Leasing Reserve to contain less than the Minimum TI and Leasing Reserve Balance (whether on account of expenditures approved by Lender or its servicer or otherwise), Borrower shall continue to pay Lender for deposit into the TI and Leasing Reserve, the TI and Leasing Reserve Monthly Payment until the balance in the TI and Leasing Reserve again equals the Minimum TI and Leasing Reserve Balance. Whenever the balance in the TI and Leasing Reserve again equals the Minimum TI and Leasing Reserve Balance, Borrower may suspend making monthly payments into the TI and Leasing Reserve. The TI and Leasing Reserve may be commingled with the general funds of Lender and such TI and Leasing Reserve shall not constitute trust funds. [The funds contained in the TI and Leasing Reserve shall bear interest for the benefit of Borrower at the Reserve Interest Rate and all such interest shall be added to and become a part of the TI and Leasing Reserve, provided Lender shall make no representation or warranty as to the actual rate of interest. The funds contained in the TI and Leasing Reserve shall be disbursed to Borrower solely to pay for tenant improvements and leasing commissions due pursuant to leases entered into in accordance with the requirements of Paragraph 7 hereof or otherwise approved by Lender, but only when the tenants under such leases are in occupancy, open for business, and paying full contractual rent without any right of offset or rent abatement. Lender shall make disbursements from the TI and Leasing Reserve for the actual cost of such approved tenant improvements and leasing commissions upon Borrower’s providing Lender with receipts, invoices, lien waivers, photographs and other documentation deemed necessary by Lender to insure that the work and/or materials related to the requested disbursement have been completed and/or provided, with minimum draws of $10,000.00, which shall occur no more frequently than once per month. Upon the Maturity Date, the moneys then remaining on deposit with Lender or its agent shall, at Lender’s option, be applied against the Indebtedness. Borrower hereby grants Lender a first priority security interest in the TI and Leasing Reserve and shall execute any other documents and take any other actions necessary to provide Lender with such a perfected security interest in the TI and Leasing Reserve.

In the event that (i) the Loan is not fully transferred to and assumed by NNN Healthcare/Office REIT Holdings, L.P., a Delaware Limited Partnership (the “REIT”) or to a newly formed entity that is owned and controlled by the REIT, or (ii) the membership interests in Borrower are not transferred to the REIT or to a newly formed entity that is owned and controlled by the REIT, on or before June 5, 2007, the following conditions must be satisfied; (i) the Required Balance will immediately increase to $     , (ii) Borrower will within three (3) Business Days make a payment of $500,000.00 into the TI and Leasing Reserve and (iii) Borrower will within ten (10) Business Days fully satisfy and pay off any and all additional debt on the Property and cause to be released any and all liens associated with the additional debt.

Notwithstanding the foregoing, without waiving any of Borrower’s leasing restrictions and obligations under the Loan Documents, Lender agrees to defer its right under this Mortgage to require monthly deposits of the TI and Leasing Reserve Monthly Payment into the TI and Leasing Reserve until the Release Requirements are met as long as there exists no Event of Default (or event with which notice or lapse of time or both could constitute an Event of Default) under the Loan Documents. Notwithstanding the foregoing, without waiving any of Borrower’s repair and maintenance obligations under the Loan Documents, Lender agrees to defer its right under this Mortgage to require monthly deposits of the Pfizer Reserve Monthly Payment into the TI and Leasing Reserve for a period of sixteen (16) months from the date hereof as long as there exists no Event of Default (or event with which notice or lapse of time or both could constitute an Event of Default) under the Loan Documents.

(e) Upon the occurrence of an Event of Default, Lender may apply any amounts then held in any of the Reserves described above to the payment of the Indebtedness in such order as Lender may elect, in its sole and absolute discretion.

(f) On the date hereof, Borrower shall have deposited with Lender the sum of $     .00 (“Security Reserve”). The Security Reserve shall constitute additional security for the Loan. The Security Reserve may be commingled with the general funds of Lender and shall not constitute trust funds. No interest shall be paid to Borrower on the Security Reserve. No disbursement from the Security Reserve shall be made to the Borrower. Upon the Maturity Date, the moneys then remaining on deposit with Lender or its agent shall, at Lender’s option, be applied against the Indebtedness. Borrower hereby grants Lender a security interest in the Security Reserve and shall execute any other documents and take any other actions necessary to provide Lender with a perfected security interest in the Security Reserve.

4. Use of Property. Unless required by applicable law, Borrower shall not permit changes in the use of any part of the Property from the use existing at the time this Mortgage was executed, which use Borrower represents and warrants is limited to the Permitted Use and related uses. Borrower shall not initiate or acquiesce in a change in the zoning classification of the Property without Lender’s prior written consent.

5. Insurance and Condemnation. Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

(a) comprehensive all risk insurance (“Special Form”) including, but not limited to, loss caused by any type of windstorm or hail on the Improvements and the Personal Property, (i) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Mortgage shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (ii) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions or to be written on a no co-insurance form; (iii) providing for no deductible in excess of Ten Thousand and 00/100 Dollars ($10,000.00) for all such insurance coverage excluding windstorm and earthquake, and (iv) if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, coverage for loss due to operation of law in an amount equal to the Full Replacement Cost, coverage for demolition costs and coverage for increased costs of construction. In addition, Borrower shall obtain: (A) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require and (B) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity;

(b) business income insurance (i) with loss payable to Lender; (ii) covering all risks required to be covered by the insurance provided for in subparagraph (a) above; (iii) in an amount equal to one hundred percent (100%) of the projected gross revenues from the operation of the Property (as reduced to reflect expenses not incurred during a period of restoration or repair) for a period of at least twelve (12) months after the date of the loss or damage by fire or other casualty; and (iv) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross revenues from the Property for the succeeding twelve (12) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in this Mortgage and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(c) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (i) owner’s contingent or protective liability insurance, otherwise known as Owner Contractor’s Protective Liability, covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy and (ii) the insurance provided for in subparagraph (a) above written in a so-called builder’s risk completed value form (A) on a non-reporting basis, (B) against all risks insured against pursuant to subparagraph (a) above, (C) including permission to occupy the Property and (D) with an agreed amount endorsement waiving co-insurance provisions;

(d) comprehensive boiler and machinery insurance, if steam boilers or other pressure-fixed vessels are in operation, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subparagraph (a) above;

(e) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (i) to be on the so-called “occurrence” form with a combined limit of not less than Two Million and 00/100 Dollars ($2,000,000.00) in the aggregate and One Million and 00/100 Dollars ($1,000,000.00) per occurrence; (ii) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate and (iii) to cover at least the following hazards: (A) premises and operations; (B) products and completed operations on an “if any” basis; (C) independent contractors; (D) blanket contractual liability for all written contracts and (E) contractual liability covering the indemnities contained in Paragraph 29 of this Mortgage to the extent the same is available;

(f) automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of One Million Dollars and 00/100 Dollars ($1,000,000.00);

(g) worker’s compensation and employee’s liability subject to the worker’s compensation laws of the applicable state;

(h) umbrella and excess liability insurance in an amount not less than Three Million and 00/100 Dollars ($3,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subparagraph (e) above, including, but not limited to, supplemental coverage for employer liability and automobile liability, which umbrella liability coverage shall apply in excess of the automobile liability coverage in subparagraph (f) above;

(i) the insurance required under this Paragraph 5 above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Paragraph 5 above at all times during the term of the Loan; and

(j) upon sixty (60) days written notice, such other reasonable insurance, including, but not limited to, sinkhole or land subsidence insurance, if available at commercially reasonable costs, and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

All insurance provided for in this Paragraph 5, shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of “AA” or better (and the equivalent thereof) by at least two (2) of the rating agencies rating the Securities (one (1) of which shall be S&P if they are rating the Securities and one (1) of which will be Moody’s if they are rating the Securities), or if only one (1) rating agency is rating the Securities, then only by such rating agency. The Policies described in this Paragraph 5 (other than those strictly limited to liability protection) shall designate Lender as loss payee. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender. Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of this Paragraph 5. All Policies provided for or contemplated by this Paragraph 5, except for the Policy referenced in Paragraph 5(g) of this Mortgage, shall name Borrower as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender. All Policies shall contain clauses or endorsements to the effect that: (1) no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned; (2) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least ten (10) days written notice to Lender and any other party named therein as an additional insured; (3) the issuers thereof shall give written notice to Lender if the Policy has not been renewed thirty (30) days prior to its expiration; and (4) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

Borrower shall keep the Improvements insured, and shall maintain during the entire term of this Mortgage, comprehensive general liability coverage and such other coverages requested by Lender, by carrier(s), in amounts and in form at all times satisfactory to Lender, which carrier(s), amounts and form shall not be changed without the prior written consent of Lender. All such policies of insurance shall be issued by insurers qualified under the laws of the state in which the Land is located, duly authorized and licensed to transact business in such state and reflecting the Required Rating. Borrower shall maintain all coverages on the Property as are required by Lender at the closing of the Loan, and all other coverages as may be deemed necessary by Lender from time to time during the term of the Loan. Any failure by Lender to insist on full compliance with all of the above insurance requirements at closing does not constitute a waiver of Lender’s right to subsequently require full compliance with these requirements. All policies required hereunder shall be indicated by evidence of insurance on the Accord 28 form of certificate (as such form may be updated and renamed from time to time), naming Lender as loss payee and as additional insured. Unless Borrower provides Lender with evidence of the insurance coverage required by this Mortgage, Lender may purchase insurance at Borrower’s expense to protect Lender’s interests in the Property and to maintain the insurance required by this Mortgage. This insurance may, but need not, protect Borrower’s interests. The coverage purchased by Lender may not pay any claim made by Borrower or any claim that is made against Borrower in connection with the Property or any required insurance policy. Borrower may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Borrower has obtained insurance as required by this Mortgage. If Lender purchases insurance for the Property or insurance otherwise required by this Mortgage, Borrower will be responsible for the costs of that insurance, including interest and other charges imposed by Lender in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Indebtedness. The costs of the insurance may be more than the cost of insurance Borrower is able to obtain on its own.

In case of loss or damage by fire or other casualty, Borrower shall give immediate written notice thereof to the insurance carrier(s) and to Lender. Lender is authorized and empowered to make or file proofs of loss or damage (in each case only so long as such loss or damage is equal to or greater than $120,000.00 and to settle and adjust any claim under insurance policies which insure against such risks, or to direct Borrower, in writing, to agree with the insurance carrier(s) on the amount to be paid in regard to such loss. The proceeds of any insurance claim are hereby assigned to and shall be paid to Lender as further security for the payment of the Indebtedness and performance of the Obligations and applied as set forth herein.

Borrower shall immediately notify Lender of any action or proceeding relating to any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, and Borrower shall appear in and prosecute any such action or proceeding unless otherwise directed by Lender in writing. Borrower authorizes Lender, at Lender’s option, as attorney-in-fact for Borrower, to commence, appear in and prosecute, in Lender’s or Borrower’s name, any action or proceeding relating to any condemnation or other taking of the Property, whether direct or indirect, and to settle or compromise any claim in connection with such condemnation or other taking, provided such claim is for an amount equal to or greater than $120,000.00. The proceeds of any award, payment or claim for damages, direct or consequential, in connection with any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, or for conveyances in lieu of condemnation, are hereby assigned to and shall be paid to Lender as further security for the payment of the Indebtedness and performance of the Obligations and applied as set forth herein.

Provided no Event of Default then exists hereunder, the net insurance proceeds and net proceeds of any condemnation award (in each case after deducting only Lender’s reasonable costs and expenses, if any, in collecting the same) shall be made available for the restoration or repair of the Property if, in Lender’s sole judgment (a) restoration or repair and the continued operation of the Property is economically feasible, as determined by Lender, (b) the value of Lender’s security is not reduced, (c) the loss or condemnation, as applicable, does not occur in the 6-month period preceding the stated Maturity Date and Lender’s independent consultant certifies that the restoration of the Property can be completed at least 90 days prior to the Maturity Date, and (d) Borrower deposits with Lender an amount, in cash, which Lender, in its sole discretion, determines is necessary, in addition to the net insurance proceeds or net proceeds of any condemnation award, as applicable, to pay in full the cost of the restoration or repair, including the cost to carry the Property and make all required payments due under the Loan during the period of restoration or repair. Notwithstanding the foregoing, it shall be a condition precedent to any disbursement of insurance proceeds held by Lender hereunder that Lender shall have approved (x) all plans and specifications for any proposed repair or restoration, (y) the construction schedule and (z) the architect’s and general contractor’s contract for all restoration that exceeds $25,000.00 in the aggregate. Lender may establish other conditions it deems reasonably necessary to assure the work is fully completed in a good and workmanlike manner free of all liens or claims by reason thereof. Borrower’s deposits made pursuant to this paragraph shall be used before the net insurance proceeds or net proceeds of any condemnation award, as applicable, for such restoration or repair. If the net insurance proceeds or net proceeds of any condemnation award, as applicable, are made available for restoration or repair, such work shall be completed by Borrower in an expeditious and diligent fashion, and in compliance with all applicable laws, rules and regulations. At Lender’s option, the net insurance proceeds or net proceeds of any condemnation award, as applicable, shall be disbursed pursuant to a construction escrow acceptable to Lender. If following the final payments for the completion of such restoration or repair there are any net insurance proceeds or net proceeds of any condemnation award, as applicable, remaining, such proceeds shall be paid (i) to Borrower to the extent Borrower was required to make a deposit pursuant to this paragraph, (ii) then to fund any shortfall in the Replacement Reserve, (iii) then to Lender to be applied to the Indebtedness, whether or not due and payable until paid in full, and (iv) then to Borrower. If an Event of Default then exists, or any of the conditions set forth in subparagraphs (a) through (d) of this Paragraph 5 have not been met or satisfied, the net insurance proceeds or net proceeds of any condemnation award, as applicable, shall be applied to the Indebtedness, whether or not due and payable, with any excess paid to Borrower.

6. Preservation and Maintenance of Property. Borrower (a) shall not commit waste or permit impairment or deterioration of the Property; (b) shall not abandon the Property; (c) shall keep the Property in good repair and restore or repair promptly, in a good and workmanlike manner, all or any part of the Property to the equivalent of its original condition, ordinary wear and tear excepted, or such other condition as Lender may approve in writing, upon any damage or loss thereto, if net insurance proceeds are made available to cover in whole or in part the costs of such restoration or repair; (d) shall comply with all laws, ordinances, regulations and requirements of any governmental body, and all requirements of any documents applicable to the Property; (e) shall provide for management of the Property by Borrower or by a property manager satisfactory to Lender pursuant to a contract in form and substance satisfactory to Lender; (f) shall not take any steps whatsoever to convert the Property, or any portion thereof, to a condominium or cooperative form of management; (g) shall not install or permit to be installed on the Property any underground storage tank or above-ground storage tank without the written consent of Lender; and (h) shall give notice in writing to Lender of and, unless otherwise directed in writing by Lender, appear in and defend any action or proceeding purporting to affect the Property, the security granted by the Loan Documents or the rights or powers of Lender. Neither Borrower nor any tenant or other person shall remove, demolish or alter any Improvement or any Fixture, equipment, machinery or appliance in or on the Land and owned or leased by Borrower except when incident to the replacement of Fixtures, equipment, machinery and appliances with items of like kind.

7. Protection of Lender’s Security; Leases. If Borrower fails to pay the Indebtedness or perform the Obligations, or if any action or proceeding is commenced which affects the Property, Lender may make such appearances, disburse such sums and take such action as Lender deems necessary, in its sole discretion, to protect the Property or Lender’s interests herein, including entry upon the Property to make repairs and perform environmental tests and studies. Any amounts disbursed by Lender pursuant to this Paragraph 7 (including attorneys’ costs and expenses), with interest thereon at the “Default Rate” (defined in the Note) from the date of disbursement, shall become additional Indebtedness of Borrower secured by the Loan Documents and shall be due and payable on demand. Nothing contained in this Paragraph 7 shall require Lender to incur any expense or take any action hereunder.

Borrower shall not be authorized to enter into any ground lease of the Property, without Lender’s prior written approval. Borrower shall not, without Lender’s prior written consent, modify, amend, surrender or terminate any Lease, which approval shall not be unreasonably withheld or delayed. All Leases of space in the Property shall be on the form of lease previously approved by Lender with tenants and for a use acceptable to Lender. All Leases of space in the Property executed or renewed after the date hereof must be approved by Lender prior to the execution thereof by Borrower.

Notwithstanding anything contained herein to the contrary, Borrower may enter into a proposed Lease (including the amendment, renewal or extension of an existing Lease (a “Renewal Lease”) without the prior written consent of Lender, provided such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease or Renewal Lease is executed by Borrower (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arms-length transaction with a bona fide, independent third party tenant, (iii) is written on the standard form of lease previously approved by Lender, (iv) is not for premises greater than or ten percent (10%) of the gross leaseable area of the Property, (v) is not for a rental greater than or equal to ten percent (10%) of the total gross rental revenues of the Property; (vi) shall have an initial term of not less than three (3) years or greater than ten (10) years, (vii) is for the same use as the current use of the Property, (viii) shall not contain any options for renewal or expansion by the tenant thereunder at rental rates which are either below comparable market levels or less than the rental rates paid by the tenant during initial lease term; and (ix) shall be to a tenant which is experienced, creditworthy and reputable. If Lender consents to any new Lease of space in the Property or the renewal of any existing Lease of space in the Property, at Lender’s request, Borrower shall cause the tenant thereunder to execute a subordination and attornment agreement in form and substance satisfactory to Lender contemporaneously with the execution of such Lease. Borrower expressly understands that any and all new or proposed leases or Renewal Leases are included in the definition of “Lease” or “Leases” as such terms may be used throughout this Mortgage or any of the other Loan Documents. Notwithstanding anything contained herein to the contrary, Borrower may terminate a Lease without Lender’s request in the ordinary course of business if (a) the related tenant is in default and (b) either (x) such Lease is for less than ten percent (10%) of the then currently occupied and rentable square feet of space at the Property, or (y) Borrower has executed a lease with a replacement tenant for the premises in question. To the extent Lender’s consent is required under this Paragraph 7, and the lease in question is for less than 25% of both the gross leaseable area of the Property and the total gross rental revenues of the Property, Borrower shall submit a request to Lender with the following language prominently displayed at the top and on the cover of any such request in allcaps, boldface, 14 point type or larger: “IMMEDIATE RESPONSE REQUIRED, CONSENT DEEMED GIVEN IF NO RESPONSE WITHIN 10 BUSINESS DAYS.” If no response has been received within 10 Business Days of Lender’s receipt of such request, Borrower shall submit a second request to Lender with the following language prominently displayed at the top and on the cover of any such request in allcaps, boldface, 14 point type or larger: “IMMEDIATE RESPONSE REQUIRED, CONSENT DEEMED GIVEN IF NO RESPONSE WITHIN 5 BUSINESS DAYS.” If no response has been received within 5 Business Days of Lender’s receipt of such second request, Lender’s consent shall be deemed to be given.

If at the time one or more Disclosure Documents (as hereinafter defined) are being prepared for a securitization and if requested by Lender, Borrower shall furnish, or shall cause the applicable tenant to furnish, to Lender financial data and/or financial statements in accordance with Regulation AB (as defined in Item 1101(k) of Regulation AB) for any tenant of any Property if, in connection with a securitization, Lender reasonably expects there to be, with respect to such tenant or group of affiliated tenants, a concentration within all of the mortgage loans included or reasonably expected to be included, as applicable, in such securitization such that such tenant or group of affiliated tenants would constitute a Significant Obligor (as defined in Item 1101(k)); provided, however, that in the event the related lease does not require the related tenant to provide the foregoing information, Borrower shall use commercially reasonable efforts to cause the applicable tenant to furnish such information, provided however, that Borrower shall be in default hereunder only for failure to use commercially reasonable efforts to cause such tenant to furnish such information.

8. Inspection. Lender and its agents and designees may make or cause to be made reasonable entries upon and inspections of the Property, including for performing any environmental inspections and testing of the Property, and inspections of Borrower’s books, records, and contracts at all reasonable times upon reasonable advance notice, which notice may be given in writing or orally. Borrower shall cooperate with Lender and its agents and designees with respect to all such inspections, including any related to the sale or potential sale of all or any portion of the Loan by Lender and any securitization or potential securitization involving the Loan.

9. Books and Records. Borrower shall keep and maintain at all times at Borrower’s address stated above, or such other place as Lender may approve in writing, complete and accurate books of accounts and records adequate to reflect correctly the results of the operation of the Property and copies of all written contracts, Leases and other instruments affecting the Property.

10. Financial Statements. If required by Lender, Borrower shall furnish to Lender, within 60 days after the end of each calendar month, until the later to occur of either (i) the first 12 calendar months following the closing of the loan (the “Loan”) evidenced by the Note, or (ii) the Loan is securitized as described in Paragraph 43 below, a monthly unaudited (a) statement of income and expenses, each in reasonable detail, prepared on a consistent, cash/tax basis in accordance with sound accounting practices (relating to the real estate industry) or in accordance with generally accepted accounting principles and certified as true and complete by Borrower or its general partner, manager/managing member or chief financial officer, and (b) a rent roll showing the name of each tenant, and for each tenant, (i) the space occupied, (ii) the lease expiration date, (iii) the rent payable, and (iv) the security deposit being held for such tenant, each in reasonable detail and dated and certified as true and complete by Borrower or its general partner or chief financial officer. If required by Lender, Borrower shall furnish to Lender, within 60 days after the end of each fiscal quarter of the operation of the business of Borrower and at any other time upon Lender’s request, an unaudited (a) balance sheet, (b) a statement of income and expenses of the Property, and (c) a list of aged accounts receivables, each in reasonable detail, prepared on a consistent, cash/tax basis in accordance with sound accounting practices (relating to the real estate industry) or in accordance with generally accepted accounting principles prepared on a consistent basis and certified as true and complete by Borrower or its general partner, manager/managing member or chief financial officer. If required by Lender, Borrower shall also furnish to Lender, and shall cause each Guarantor (as defined in the Note) to furnish to Lender, within 60 days after the end of each fiscal year of Borrower, an unaudited (a) balance sheet, (b) a statement of income and expenses and (c) a statement of cash flows, each in reasonable detail, prepared on a consistent, cash/tax basis in accordance with sound accounting practices (relating to the real estate industry) or in accordance with generally accepted accounting principles prepared on a consistent basis and certified as true and complete by Borrower or its general partner, manager/managing member or chief financial officer and each Guarantor, as the case may be. In the event that the Loan has an original principal balance equal to or greater than $20,000,000.00 such annual financial statements shall be audited by an independent certified public accountant. If Lender requires audited GAAP-compliant financial statements of Guarantor, Guarantor will provide such financial statements to Lender within 120 days of Guarantor’s fiscal year-end or within 20 days of the filing of its returns with the Internal Revenue Service. All of the information required by Lender in this paragraph must be in a form acceptable to Lender in its absolute and sole discretion. If Borrower fails to timely furnish Lender with any of the financial information and reports set forth in this paragraph within the required time periods, Lender shall have the right, acting in its sole discretion, to hire a certified public accounting firm acceptable to Lender, to prepare such financial information and reports, on an audited basis. The costs and expenses of such accounting firm shall be paid by Borrower on demand and, to the extent advanced by Lender become, with interest thereon from the date advanced by Lender at the Default Rate, additional Indebtedness of Borrower secured by the Loan Documents. Additionally, if Borrower fails to timely furnish Lender with any of the financial information and reports set forth in this paragraph within the required time periods, Lender shall be entitled to receive a late charge equal to $500.00 for each financial information and/or report not so furnished to Lender (the “Financial Late Charge”). The Financial Late Charge shall be due and payable by Borrower immediately upon receipt by Borrower of an invoice for same from Lender. Until paid, the Financial Late Charge shall bear interest at the Default Rate, and shall be deemed additional Indebtedness of Borrower secured by the Loan Documents.

If, at the time one or more Disclosure Documents are being prepared for a securitization, Lender reasonably expects that Borrower alone or Borrower and one or more affiliates of Borrower collectively, or the Property alone or the Property and any other parcel(s) of real property, together with improvements thereon and personal property related thereto, that is “related”, within the meaning of the definition of Significant Obligor of Regulation AB), to the Property (a “Related Property”) collectively, will be a Significant Obligor, Borrower shall furnish to Lender upon request (i) the selected financial data as required under Item 1112(b)(1) of Regulation AB, if Lender reasonably expects that the principal amount of the Loan, together with any loans made to an affiliate of Borrower or secured by a Related Property that is included in a securitization with the Loan (a “Related Loan”), as of the cut-off date for such securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such securitization and at any time during which the Loan and any Related Loans are included in a securitization does, equal or exceed ten percent (10%) of the aggregate principal amount of all mortgage loans included or reasonably expected to be included, as applicable, in the securitization or (ii) the financial statements as required under Item 1112(b)(2) of Regulation AB, if Lender reasonably expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such securitization and at any time during which the Loan and any Related Loans are included in a securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or reasonably expected to be included, as applicable, in the securitization. Such financial data or financial statements shall be furnished to Lender (A) within ten (10) Business Days after notice from Lender in connection with the preparation of Disclosure Documents for the securitization, (B) not later than thirty (30) days after the end of each fiscal quarter of Borrower and (C) not later than seventy-five (75) days after the end of each fiscal year of Borrower for any period for which a filing pursuant to the Securities Exchange Act of 1934 in connection with or relating to the securitization (an “Exchange Act Filing”) is not required. As used herein, “Regulation AB” shall mean Regulation AB under the Securities Act of 1933 and the Securities Exchange Act of 1934 (as amended). As used herein, “Disclosure Document” shall mean a prospectus, prospectus supplement, private placement memorandum, or similar offering memorandum or offering circular, in each case in preliminary or final form, used to offer securities in connection with a securitization.

11. Hazardous Substances. Borrower covenants and agrees that it (a) shall not use, generate, store, or allow to be generated, stored or used, any “Hazardous Substances” (hereinafter defined) on the Property, except in the ordinary course of Borrower’s business and in accordance with all “Environmental Laws” (hereinafter defined), (b) shall at all times maintain the Property in full compliance with all applicable Environmental Laws, including timely remediating the Property if and when required, and (c) shall cause compliance by all tenants and sub-tenants on the Property with Borrower’s covenants and agreements contained in this Paragraph 11. Borrower shall promptly notify Lender in writing of (i) any investigation, claim or other proceeding by any party caused or threatened in connection with any Hazardous Substances on the Property, or the failure or alleged failure of the Property to comply with any applicable Environmental Laws, or (ii) Borrower’s discovery of any condition on or in the vicinity of the Property to fail to comply with applicable Environmental Laws.

The term “Environmental Laws” shall include any present and future federal, state and/or local law, statute, ordinance, code, rule, regulation, license, authorization, decision, order, injunction or decree and/or other governmental directive or requirement, as well as common law, which pertains or relates to health, safety or the environment (including but not limited to, ground or air or water or noise pollution or contamination, and underground or above ground tanks) and shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (“RCRA”), and any state or federal lien or superlien or environmental clean-up statutes, and regulations, rules, guidelines, or standards promulgated pursuant thereto all as amended from time to time. The term “Hazardous Substances” shall include any substance, whether solid, liquid or gaseous: (i) which is listed, defined or regulated as a “hazardous substance,” “hazardous waste” or “solid waste,” or otherwise classified as hazardous or toxic, in or pursuant to any Environmental Laws; or (ii) which is or contains asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, lead paint, or motor fuel or other petroleum hydrocarbons; or (iii) which causes or poses a threat to cause a contamination or nuisance on the Property or any adjacent property or a hazard to the environment or to the health or safety of persons on or about the Property.

12. Representations and Covenants.

(a) If Borrower is a corporation, it represents that it is a corporation duly organized, existing and in good standing under the laws of its state of incorporation, that it is duly qualified and in good standing under the laws of the state where the Land is located, and that the execution and delivery of the Loan Documents and the performance of the obligations thereunder are within Borrower’s corporate powers, have been duly authorized by all necessary action of its board of directors, and do not contravene the terms of its articles of incorporation or by-laws.

(b) If Borrower is a general or limited partnership or a limited liability company, it represents that it is duly formed, organized and existing in the state of its formation, that it is qualified to do business under the laws of the state where the Land is located, and that the execution and delivery of the Loan Documents and the performance of the obligations thereunder do not conflict with any provision of Borrower’s partnership agreement or operating agreement, as applicable, and all other certificates and agreements governing Borrower, and have been duly authorized by all necessary action of its partners or members.

(c) Borrower represents that (i) the execution and delivery of the Loan Documents, the payment of the Indebtedness, and the performance of the Obligations do not violate any law or conflict with any agreement by which Borrower is bound, or any court order by which Borrower is bound, (ii) no consent or approval of any governmental authority or any third party is required for the execution or delivery of the Loan Documents, the payment of Indebtedness, and the performance of the Obligations, and (iii) the Loan Documents are valid and binding agreements, enforceable in accordance with their terms.

(d) Borrower represents that (i) it is lawfully seized with fee simple title in the estate hereby conveyed; (ii) it has the right to mortgage, convey, assign and grant a first security interest in the Property; (iii) the Property is unencumbered, and Borrower will warrant and defend title to the Property against all claims and demands, subject to easements and restrictions listed in a schedule of exceptions to coverage in the title insurance policy accepted by Lender insuring Lender’s interests in the Property; and (iv) it has no operations, assets or activities other than the Property.

(e) Borrower represents and covenants that, to the best of Borrower’s knowledge, (i) all material permits, licenses, authorizations, approvals, and certificates, including certificates of completion and occupancy permits, required by law, ordinance or regulation have been obtained and are and shall remain in full force and effect; and (ii) Borrower and the use and occupancy of the Land and all improvements thereon are and shall remain in compliance with all laws, regulations and ordinances, including without limitation, all restrictive covenants of record and zoning and building laws.

(f) Borrower represents that, to the best of its knowledge after inquiry, except as disclosed on the survey furnished by Borrower to Lender in connection with the Loan, all of the improvements on the Land lie wholly within the boundaries of and building line restrictions relating to the Land and no improvements located on adjoining lands encroach upon the Land so as to affect the value or marketability of the Property, except those which are insured against by the title insurance policy accepted by Lender insuring Lender’s interests in the Property.

(g) Borrower represents that, to the best of Borrower’s knowledge, the Property is served by public utilities, water and sewer (or septic facilities) and services in the surrounding community, including police and fire protection, public transportation, refuse removal, public education, and enforcement of safety codes which are adequate in relation to the premises and location on which the Property is located (taking into account the Permitted Use of the Property).

(h) Borrower represents that, to the best of Borrower’s knowledge, the Property is serviced by public water and sewer systems which are adequate in relation of the improvements and location on which the Property is located. All liquid and solid waste disposal, septic and sewer systems located on the Property are in good and safe condition and repair and in compliance with all applicable laws.

(i) Borrower represents that the Property has parking and other amenities necessary for the operation of the business currently conducted thereon which are adequate in relation to the premises and location on which the Property is located.

(j) Borrower represents that the Property is a contiguous parcel and a separate tax parcel, and there are no delinquent taxes or other outstanding charges adversely affecting the Property.

(k) Borrower represents that no action, omission, misrepresentation, negligence, fraud or similar occurrence has taken place on the part of any person that would reasonably be expected to result in the failure or impairment of full and timely coverage under any insurance policies providing coverage for the Property.

(l) None of Borrower, any Guarantor, or any other holder of a direct or indirect legal or beneficial interest in Borrower is or will be, held, directly or indirectly, by a “foreign corporation,” “foreign partnership,” “foreign trust,” “foreign estate,” “foreign person,” “affiliate” of a “foreign person” or a “United States intermediary” of a “foreign person” within the meaning of IRC Sections 897 and 1445, the Foreign Investments in Real Property Tax Act of 1980, the International Investment and Trade in Services Survey Act, the Agricultural Foreign Investment Disclosure Act of 1978, the regulations promulgated pursuant to such acts or any amendments to such acts.

(m) None of Borrower or any Guarantor is insolvent, and there has been no (i) assignment made for the benefit of the creditors of any of them, (ii) appointment of a receiver for any of them or for the properties of any of them, or (iii) bankruptcy, reorganization, or liquidation proceeding instituted by or against any of them.

(n) All information in the application for the Loan submitted by Borrower to Lender (the “Loan Application”) and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan Application or in satisfaction of the terms thereof, are accurate, complete and correct in all material respects, provided, however, to the extent that such information was prepared by someone other than Borrower or an affiliate of Borrower, the foregoing representation is made to the best of Borrower’s knowledge after inquiry. There has been no material adverse change in the representations made or information heretofore supplied by or on behalf of Borrower or any Guarantor in connection with the Loan or the Loan Application as to Borrower, any Guarantor, or the Property. There has been no adverse change in any condition, fact, circumstance or event that would make any such representations or information inaccurate, incomplete or otherwise misleading.

(o) Except as listed on Exhibit C hereto, (i) there is no litigation, arbitration, condemnation proceeding or other proceeding or governmental investigation pending or, to Borrower’s knowledge, threatened against or relating to Borrower, any Guarantor, or the Property and there are no outstanding judgment(s) against or relating to Borrower or any Guarantor, in each case that may have a material adverse effect on Borrower’s financial condition, the value of the Property or the net operating income therefrom, (ii) Borrower and Guarantor, each has not (A) had any property foreclosed upon, (B) given a deed in lieu of foreclosure, or (C) been involved in any criminal proceedings where Borrower or Guarantor was the defendant and (iii) Borrower and Guarantor have not defaulted on any loan or other indebtedness.

(p) The proceeds evidenced by the Note will be used by Borrower solely and exclusively for proper business purposes and will not be used for the purchase or carrying of registered equity securities within the purview and operation of any regulation issued by the Board of Governors of the Federal Reserve System or for the purpose of releasing or retiring any indebtedness which was originally incurred for any such purpose.

(q) Borrower represents and covenants that all Leases of space in the Property existing as of the date hereof are in writing.

(r) Borrower covenants that Lender shall be allowed to advertise in the various news or financial media that Lender has provided the Loan to Borrower, but Borrower shall not do so without Lender’s prior written permission.

(s) Borrower represents that Borrower and all Guarantors have filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Borrower nor any Guarantor knows of any basis for any additional assessment in respect to any such taxes and related liabilities for prior years.

(t) Borrower covenants that if at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

(u) As of the date hereof, Borrower represents that Borrower and Guarantors have no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the Loan Documents.

(v) Borrower has dealt with no broker other than L.J. Melody (“Broker”) and Borrower shall pay all fees and expenses owing to any mortgage broker and will indemnify, defend and hold Lender harmless from any and all other brokerage claims related to the Loan. Notwithstanding the foregoing, Lender may, at its sole election, pay incentive fees or other compensation (collectively, “Incentives”) to Broker. Those Incentives are intended to encourage Broker to bring loans to Lender, and may be based on a variety of different factors, including the amount of the Loan, the Contract Rate (as defined in the Note) the spread, the number of loan applications or loans referred to Lender, the amount of investigative, due diligence or other assistance provided by Broker, or other factors. Any cash payments to Broker are not referenced in the Loan Documents.

(w) Notwithstanding anything to the contrary contained herein, so long as this Mortgage remains in effect, Borrower shall not bring an action for partition with respect to such Borrower’s ownership interest in the Property or to compel any sale thereof, and each entity comprising Borrower hereby expressly waives any and all rights to partition the Property.

(x) Borrower shall give prompt notice to Lender of any default under any Tenant in Common Agreement (“TIC Agreement”).

(y) Borrower shall not modify, amend or terminate the TIC Agreement without the prior written consent of Lender, which consent may be withheld in Lender’s sole and absolute discretion.

(z) Without limiting the generality of Paragraph 15, there shall never be more than thirty-five (35) tenants in common (including Borrower) owning the Property.

(aa) Borrower covenants that it shall not terminate the property manager under that certain Management Agreement (the “Management Agreement”) executed by and between Borrower and Triple Net Properties Realty, Inc. (the “Property Manager”) or modify and/or terminate the Management Agreement or enter into a new management agreement, without the prior written consent of Lender. In the event Borrower does terminate the Property Manager with the written consent of Lender, Lender shall have the right to approve the new management agreement and approve any new property manager named by Borrower which new property manager must be acceptable to Lender in its sole discretion. The Management Agreement or any subsequently approved management agreement shall provide that such property manager may not be terminated without Lender’s prior written consent, and which such new property management agreement may not be terminated or amended without Lender’s prior written consent. In addition, the Management Agreement shall provide that all notice from Lender to the Tenants in Common may go to the Property Manager on behalf of all Tenants in Common.

(bb) At all times during the term of the Loan, Property Manager shall have all operating authority for the Property pursuant to the terms of the Management Agreement.

(cc) Borrower represents and warrants that it has not granted a security interest in the Replacement Reserve or TI and Leasing Reserve to any other person or entity.

Except as otherwise provided herein, each and all of the representations, covenants and obligations of Borrower shall survive the execution and delivery of the Loan Documents and shall continue in full force and effect until the Indebtedness is paid in full.

13. Lease Assignment. Borrower acknowledges that, concurrently herewith Borrower is delivering to Lender, as additional security for the repayment of the Loan, an Assignment of Leases and Rents (the “Assignment”) pursuant to which Borrower has assigned to Lender all of Borrower’s right, title and interest in the Leases and the Rents and income from the Property. All of the provisions of the Assignment are hereby incorporated herein as if fully set forth at length in the text of this Mortgage. Borrower agrees to abide by all of the provisions of the Assignment.

14. Subordination, Non-Disturbance and Attornment Agreements/Estoppel Certificates.

(a) Borrower shall, within 15 days after Lender’s request, furnish Lender with a written statement, duly acknowledged, setting forth the sums secured by the Loan Documents and any right of set-off, counterclaim or other defense which exists against such sums and the Obligations.

(b) If the Property includes commercial property, Borrower shall use best efforts (including institution of litigation) to deliver to Lender upon request, tenant subordination, non-disturbance and attornment agreements/estoppel certificates from each commercial tenant at the Property in form and substance reasonably satisfactory to Lender provided that Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

15. Transfers of the Property or Ownership Interests in Borrower; Assumption; Due on Sale/Encumbrance.

(a) No Sale/Encumbrance. Borrower agrees that Borrower shall not, without the prior written consent of Lender, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Property or any interest therein or any part thereof or permit the Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred except for: (i) pursuant to Leases of space in the Property to tenants in accordance with the provisions of Paragraph 7; (ii) in connection with a condemnation action or other taking; or (iii) the disposal of personalty that is obsolete or no longer used or useful, so long as such personalty is replaced with similar items of comparable value and utility and in which Lender has a first lien and mortgage. In addition, Borrower shall not allow, without the prior written consent of Lender, any pledge of any ownership interests in Borrower.

(b) Sale/Encumbrance Defined. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property within the meaning of this Paragraph 15 shall be deemed to include, but not limited to the following: (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a mortgage in, Borrower’s right, title and interest in and to any Leases or any Rents; or (iii) a sale, encumbrance, pledge, hypothecation, or transfer of any direct and/or indirect ownership interests (including beneficial interests) in Borrower. Notwithstanding the foregoing, provided that no Event of Default has occurred, the following transfers shall not be deemed to be a sale or encumbrance for the purpose of this Paragraph 15: (A) transfers of interests in Borrower for estate planning purposes to immediate family members (which shall be limited to a spouse, parent, child and grandchild (each an “Immediate Family Member”)) of such party or to trusts or entities created for the benefit of Immediate Family Members provided that (1) Borrower shall provide Lender with 30 days’ prior written notice of any such permitted transfer, and (2) Borrower shall furnish Lender with copies of any documentation executed in connection with such permitted transfer promptly after execution thereof, (B) transfers of direct and/or indirect interests in Borrower by operation of law or upon death by devise or descent, provided that Borrower shall furnish Lender with copies of any documentation executed in connection with such permitted transfer promptly after execution thereof, (C) transfers of direct and/or indirect interests in Borrower to Guarantor(s), (D) a sale, encumbrance, pledge, hypothecation, or transfer of up to ninety-nine percent (99%) in the aggregate (which may be pursuant to one or more transactions during the term of the Loan) of the direct and/or indirect ownership interests (including beneficial interests) in Borrower provided that (1) if such Transfer exceeds forty-nine percent (49.0%) of the direct or indirect ownership interests in Borrower, such Transfer is to the REIT or to a newly formed entity that is owned and controlled by the REIT, (2) Borrower shall furnish Lender with copies of any documentation executed in connection with such permitted transfer promptly after execution thereof, and (3) such transfer does not result in change in the control or management of Borrower, (E) Sole Member of Borrower may transfer 100% of its interest in Borrower or Property to the REIT or to a newly formed entity that is owned and controlled by the REIT, and (F) the issuance of new membership interests in Borrower by which an aggregate of less than forty-nine percent (49%) of the ownership of Borrower’s membership interests shall be vested in or pledged to a party or parties other than Guarantor, provided that (1) Borrower shall furnish Lender with copies of any documentation executed in connection with such permitted transfer promptly after execution thereof, and (2) such transfer does not result in change in the control or management of Borrower. To the extent that the forgoing are not deemed to be a sale or encumbrance for purposes of this Paragraph 15, no administrative fee shall be required in connection therewith.

(c) TIC Assumption. Notwithstanding the foregoing provisions of this Paragraph 15, Lender shall not withhold its consent to a transfer of an undivided tenant-in-common interest in the Property and partial assumption of this Loan (hereinafter, a “TIC Assumption”), provided that each of the following terms and conditions are satisfied:

(i) Borrower is in compliance with all terms and conditions of the Loan Documents and no Event of Default has occurred and is then continuing hereunder or under any of the other Loan Documents and the proposed transferee (“Transferee”) agrees to continue to comply with and be bound by all provisions of the Loan Documents;

(ii) Borrower gives Lender written notice of the terms of such prospective TIC Assumption not less than thirty (30) days before the date on which such TIC Assumption is scheduled to take place and, concurrently therewith, gives Lender all such information concerning Transferee as Lender reasonably requests;

(iii) Borrower shall pay Lender (A) in connection with such proposed TIC Assumption, all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees incurred by Lender and any rating agency approval fees (whether such transfer is approved or rejected) plus (B) concurrently with the closing of such TIC Assumption, a nonrefundable assumption fee in an amount equal to the greater of (A) $5,000.00, or (B) 1% of such Transferee’s proportionate share of the Principal Amount (based on such Transferee’s tenancy in common interest in the Property);

(iv) Transferee executes and delivers such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption and delivers such legal opinions as Lender may reasonably require, including, without limitation, hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the TIC Assumption, all in form and substance satisfactory to Lender, including, without limitation, an endorsement or endorsements to Lender’s loan title insurance policy insuring the lien of this Mortgage, extending the effective date of such policy to the date of execution and delivery of the assumption agreement referenced in this subparagraph 15(c)(iv), with no additional exceptions added to such policy, except for items consented to by Lender or permitted under this Mortgage, and insuring that Transferee’s proportionate interest in the fee simple title to the Property is vested in the Transferee;

(v) the transferring Borrower executes and delivers to Lender, without any cost or expense to Lender, a release of Lender, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the other security documents through and including the date of the closing of the TIC Assumption, which agreement shall be in form and substance satisfactory to Lender and shall be binding upon the Transferee;

(vi) subject to the provisions of Paragraph 11 of the Note, such TIC Assumption is not construed so as to relieve the transferring Borrower of any personal liability under the Note or any of the Loan Documents for any act or events occurring or obligations arising prior to or simultaneously with the closing of such TIC Assumption (excluding payment of the principal amount of the Note and interest accrued thereon) and the transferring Borrower executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of such personal liability;

(vii) Transferee shall furnish, if Transferee is a corporation, partnership or other entity, all appropriate papers evidencing Transferee’s capacity in good standing and the qualification of the signers to execute the assumption of the Obligations, which paper shall include certified copies of all documents relating to the organization and formation of Transferee and of the entities, if any, which are partners, members or shareholders of Transferee. Transferee and such constituent partners, members or shareholders of Transferee (as the case may be) as Lender shall require, shall be single purpose entities, whose formation documents shall be approved by counsel to Lender. Transferee must comply with the provisions of Paragraph 17 hereof;

(viii) Transferee shall furnish an opinion of counsel satisfactory to Lender and its counsel stating that (A) Transferee’s formation documents provide proof for the matters described in subparagraph (vii) above, (B) the assets of Transferee will not be consolidated with the assets of any other entity having an interest in, or affiliation with, the Transferee, in the event of a bankruptcy or insolvency of any such entity if required by any rating agency after the securitization of the Loan, (C) the assumption of the Obligations has been duly authorized, executed and delivered and the Loan Documents are valid, binding and enforceable against the Transferee in accordance with their terms, (D) Transferee and any entity which is a controlling stockholder, general partner or managing member of Transferee have been duly organized and are in good standing and in existence, (E) the waiver of the right to partition the Property is enforceable against Transferee, and (F) with respect to such other matters as Lender or any applicable rating agency may request;

(ix) if the Loan has previously been securitized pursuant to Paragraph 43, Lender shall have received evidence in writing from the rating agencies to the effect the proposed transfer will not result in a downgrade, qualification, reduction or withdrawal of any rating initially assigned or to be assigned to any securities issued in connection with the Loan; and

(x) Notwithstanding the foregoing or any of the provisions of the Loan Documents to the contrary, a Transferee must meet all of the following conditions:

(A) the owner(s) of all of the ownership interests in a Transferee must be an “ Accredited Investor” as defined in Rule 501 of Regulation D of the Securities Act of 1933, and Transferee and/or its principals must have a Beacon/FICO score of not less than 650;

(B) neither a Transferee nor the owner(s) of any of the ownership interests in a Transferee shall have (1) been a party to any bankruptcy proceedings, voluntary or involuntary, (2) made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors, (3) defaulted on any indebtedness, (4) owned any property which was subject to foreclosure or attachment proceedings, (5) been a target of, or party to, any criminal investigation or proceeding, (6) been a party to any threatened or pending litigation or (7) any outstanding judgments;

(C) intentionally deleted;

(D) there shall be no material convictions, judgments, litigation or regulatory action pending or threatened against Transferee, Transferee’s principals or related entities which is not reasonably acceptable to Lender, and none of Transferee, Transferee’s principals or such related entities shall be on any so-called prohibited persons lists;

(E) other than with respect to transfers by the initial Borrower hereunder, the transfer (1) must be for the entire interest of a Tenant in Common in the Property (or 100% of the ownership interests in a Tenant in Common), and (2) can only be made to a single new Tenant in Common. In no event may any such transfer result in “Borrower” being comprised of more than the number of co-owners set forth in Revenue Procedure 2002-22, I.R.B. 2002-14, as such pronouncement may be modified from time to time (which number is thirty five [35] as of the date hereof);

(F) Transferee, Transferee’s principals and the related entities shall not have defaulted under its or their obligations with respect to any other indebtedness in a manner which is not acceptable to Lender; and

(G) Transferee, Transferee’s principals and the related entities must have demonstrated expertise in owning and operating real estate investment property, which expertise shall be reasonably determined by Lender.

Any such TIC Assumption shall not be construed as to relieve any current Guarantors of their obligations under any guarantees or indemnity agreements executed in connection with the Note, provided that if Transferee or a party associated with Transferee approved by Lender in its sole discretion assumes the obligations of the current Guarantors under their guarantees or indemnity agreements and Transferee or such party associated with Transferee if applicable, executes, without any cost or expense to Lender, a new guarantee and/or indemnity agreement in form and substance satisfactory to Lender, then Lender shall release the current Guarantors from all obligations first arising under their guarantees or indemnity agreements after the closing of such TIC Assumption;

(d) One-Time Assumption. Notwithstanding the foregoing provisions of this Paragraph 15, Lender shall not withhold its consent to a sale of the entire Property and assumption of this Loan (hereinafter, an “Assumption”), provided that each of the following terms and conditions are satisfied:

(i) Borrower is in compliance with all terms and conditions of the Loan Documents and no default has occurred and is then continuing hereunder or under any of the other Loan Documents and the proposed Transferee agrees to continue to comply with and be bound by all provisions of the Loan Documents;

(ii) Borrower gives Lender written notice of the terms of such prospective Assumption not less than forty-five (45) days before the date on which such Assumption is scheduled to take place and, concurrently therewith, gives Lender all such information concerning Transferee as Lender reasonably requests. Lender shall have the right to approve or disapprove the proposed Transferee. In determining whether to give or withhold its approval of the proposed Transferee, Lender shall consider Transferee’s experience in owning and operating a facility similar to the Property, Transferee’s entity structure, Transferee’s financial strength, the Transferee’s general business standing and Transferee’s relationship and experience with contractors, vendors, tenants, lenders and other business entities;

(iii) Borrower shall pay Lender (A) in connection with such proposed Assumption, all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees incurred by Lender and any rating agency approval fees (whether such transfer is approved or rejected), plus (B) concurrently with the closing of such Assumption, a nonrefundable assumption fee in an amount equal to 1% of the then outstanding principal balance of the Note (the “Assumption Fee”). Notwithstanding the foregoing, Lender agrees to waive the first Assumption Fee, so long as the Transferee is the REIT or a newly formed entity that is owned and controlled by the REIT;

(iv) Transferee executes and delivers such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption and delivers such legal opinions as Lender may reasonably require, including, without limitation, hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the Assumption, all in form and substance satisfactory to Lender, including, without limitation, an endorsement or endorsements to Lender’s loan title insurance policy insuring the lien of this Mortgage, extending the effective date of such policy to the date of execution and delivery of the assumption agreement referenced in this subparagraph 15(c)(iv), with no additional exceptions added to such policy, except for items consented to by Lender or permitted under this Mortgage, and insuring that fee simple title to the Property is vested in the Transferee;

(v) Borrower executes and delivers to Lender, without any cost or expense to Lender, a release of Lender, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the other security documents through and including the date of the closing of the Assumption, which agreement shall be in form and substance satisfactory to Lender and shall be binding upon the Transferee;

(vi) subject to the provisions of Paragraph 11 of the Note, such Assumption is not construed so as to relieve Borrower of any personal liability under the Note or any of the Loan Documents for any act or events occurring or obligations arising prior to or simultaneously with the closing of such Assumption (excluding payment of the principal amount of the Note and interest accrued thereon) and Borrower executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of such personal liability;

(vii) Transferee shall furnish, if Transferee is a corporation, partnership or other entity, all appropriate papers evidencing Transferee’s capacity in good standing and the qualification of the signers to execute the assumption of the Obligations, which paper shall include certified copies of all documents relating to the organization and formation of Transferee and of the entities, if any, which are partners, members or shareholders of Transferee. Transferee and such constituent partners, members or shareholders of Transferee (as the case may be) as Lender shall require, shall be single purpose entities, whose formation documents shall be approved by counsel to Lender. Transferee must comply with the provisions of Paragraph 17 hereof;

(viii) Transferee shall furnish an opinion of counsel satisfactory to Lender and its counsel stating that (A) Transferee’s formation documents provide proof for the matters described in subparagraph (vi) above, (B) the assets of Transferee will not be consolidated with the assets of any other entity having an interest in, or affiliation with, the Transferee, in the event of a bankruptcy or insolvency of any such entity if required by any rating agency after the securitization of the Loan, (C) the assumption of the Obligations has been duly authorized, executed and delivered and the Loan Documents are valid, binding and enforceable against the Transferee in accordance with their terms, (D) Transferee and any entity which is a controlling stockholder, general partner or managing member of Transferee have been duly organized and are in good standing and in existence, and (E) with respect to such other matters as Lender or any applicable rating agency may request; and

(ix) if the Loan has previously been securitized pursuant to Paragraph 44, Lender shall have received evidence in writing from the rating agencies to the effect the proposed transfer will not result in a downgrade, qualification, reduction or withdrawal of any rating initially assigned or to be assigned to any securities issued in connection with the Loan.

Any such Assumption shall not be construed as to relieve any current Guarantors of their obligations under any guarantees or indemnity agreements executed in connection with the Note, provided that if Transferee or a party associated with Transferee approved by Lender in its sole discretion assumes the obligations of the current Guarantors under their guarantees or indemnity agreements and Transferee or such party associated with Transferee if applicable, executes, without any cost or expense to Lender, a new guarantee and/or indemnity agreement in form and substance satisfactory to Lender, then Lender shall release the current Guarantors from all obligations first arising under their guarantees or indemnity agreements after the closing of such Assumption. If the Transferee under this Section 15(d) is the REIT, at such time as the REIT achieves a minimum net worth not less than $10,000,000 as determined by Lender in its sole discretion, then the REIT shall be deemed an acceptable substitute guarantor for purposes of this section;

(e) Transfer of Membership Interests.

Notwithstanding anything herein to the contrary, the sole member of the initial Borrower hereunder shall have the right, without Lender’s consent, to transfer non-managing limited liability company interests in such initial Borrower to one or more Persons (each, a “Member Transferee”), provided, the following criteria are satisfied:

1) Each Member Transferee and/or its principals must be an “Accredited Investor” as defined in Rule 501 of Regulation D of the Securities Act of 1933;

2) Each Member Transferee and/or its principals must not be listed on any so-called prohibited persons lists, including, but not limited to any list published by the Office of Foreign Assets Control or any successor agency;

3) No Member Transferee and/or its principals may, in the previous ten (10) years, have been party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors;

4) No Member Transferee may hold more than 7.5% of the interest in the Property (determined by multiplying the initial Borrower’s interest in the Property by the Member Transferee’s interest in such initial Borrower);

5) Triple Net Properties, LLC becomes the sole manager of Borrower; and

6) Not less than 10 days prior to such transfer, Borrower shall provide notice of the pending transfer to Lender, together with a certificate certifying compliance with the foregoing.

(f) Lender’s Rights. Except as provided in subparagraph 15(c), (d) and (e) above, Lender reserves the right to condition the consent required hereunder upon a modification of the terms hereof and on assumption of the Note, this Mortgage and the Loan Documents as so modified by the proposed Transferee, payment of an assumption fee of one percent (1%) of the Principal Amount, and all of Lender’s out of pocket expenses incurred in connection with such transfer, the approval by a rating agency of the proposed transferee, the proposed transferee’s continued compliance with the covenants set forth in this Mortgage, including, without limitation, the covenants contained in Paragraph 17, or such other conditions as Lender shall determine in its sole discretion to be in the interest of Lender. All of Lender’s out-of-pocket expenses incurred shall be payable by Borrower whether or not Lender consents to such assumption. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Note immediately due and payable upon Borrower’s prohibited sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property without Lender’s consent. This provision shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property.

(g) Lockout Periods.

(i) Lender may send written notice (the “Securitization Notice”) to Borrower notifying Borrower that Lender has initiated contact with (A) any rating agency concerning the securitization of the Loan or (B) any purchaser or investor regarding the sale of the Loan. Once a Securitization Notice has been given, Borrower can no longer transfer any interest in the Property; provided, however, that notwithstanding the foregoing, in the event that Borrower has been provided with all the information concerning any proposed Tenant in Common as a Transferee as described above in subparagraph 15(c)(ii) prior to the receipt of the Securitization Notice, Borrower shall have thirty (30) days from the date of the receipt of the Securitization Notice to complete all the requirements set forth in this Paragraph 15 necessary to transfer a Tenant in Common interest hereunder. In the event such transfer is not completed within said thirty (30) day period, Borrower shall be prohibited from trying to add the proposed Tenant in Common or transferring any interest to any other Tenant in Common for six (6) months from the date of the Securitization Notice. If the Loan is not securitized or sold within six (6) months from the date of the Securitization Notice, then Borrower may again try to admit a new Tenant in Common subject to Lender providing a subsequent Securitization Notice in the event Lender later initiates contact with any rating agency concerning the securitization of the Loan or initializes contact with a potential whole loan purchaser or investor and the thirty (30) day period and six (6) month period described above shall commence again. Any subsequent approval and admittance of a new Tenant in Common shall comply with the terms and conditions of this Paragraph 15.

(ii) Lender shall have no obligation to provide a Securitization Notice if an Event of Default has occurred and is then continuing hereunder or under any of the other Loan Documents and in such event Borrower shall have no right to add an additional Tenant in Common or transfer any interest in the Property.

16. No Additional Liens. Borrower covenants not to execute any mortgage, security agreement, assignment of leases and rents or other agreement granting a lien (except the liens granted to Lender by the Loan Documents) or, except as set forth in Paragraph 2 above, take or fail to take any other action which would result in a lien against the interest of Borrower in the Property without the prior written consent of Lender.

17. Single Asset Entity. Borrower and any other entity required by Lender to be a Special Purpose Entity pursuant to the provisions of this Paragraph 17 or otherwise (a “Required SPE”) shall not hold or acquire, directly or indirectly, any ownership interest (legal or equitable) in any real or personal property other than the Property, or become a shareholder of or a member or partner in any entity which acquires any property other than the Property, until such time as the Indebtedness has been fully repaid and all Obligations are satisfied. Borrower’s and any Required SPE’s articles of incorporation, partnership agreement or operating agreement, as applicable, (w) as to Borrower, limit its purpose to the acquisition, ownership, operation and disposition of the Property, and as to any Required SPE, limit its purpose to acting as the general partner of the limited partnership that owns the Property, or a member of the limited liability company that owns the Property, or the general partner of any Required SPE which is a limited partnership, or a member of any Required SPE which is a limited liability company, (x) prohibit other activities, mergers, consolidations and asset sales while the Loan is outstanding until such time as the Indebtedness has been fully repaid, (y) contain separateness covenants satisfactory to Lender, and (z) provide that such provisions shall not be amended without the prior written consent of Lender. Borrower covenants that:

(a) Borrower is organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property, entering into the Loan Documents with the Lender, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; and any Required SPE is organized solely for the purpose of acting as a general partner of the limited partnership that owns the Property, or a member of the limited liability company that owns the Property, or the general partner of any Required SPE which is a limited partnership, or a member of any Required SPE which is a limited liability company;

(b) Borrower is not engaged and will not engage in any business unrelated to the acquisition, development, ownership, management or operation of the Property, and any Required SPE is not engaged and will not engage in any business unrelated to (1) acting as general partner of the limited partnership that owns the Property, (2) acting as a member of the limited liability company that owns the Property, (3) acting as general partner of any Required SPE which is a limited partnership, or (4) acting as a member of any Required SPE which is a limited liability company;

(c) Borrower does not have and will not have any assets other than those related to the Property and any Required SPE does not have and will not have any assets other than its partnership interest in the limited partnership that owns the Property, or its membership interest in the limited liability company that owns the Property or acts as the general partner of such limited partnership or managing member of such limited liability company, as applicable;

(d) neither Borrower nor any Required SPE have engaged, sought or consented to and will not, without the affirmative vote of all of its members, managers, directors or general partners, as applicable, engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, transfer of partnership or membership interests, or amendment of its limited partnership agreement, articles of incorporation, bylaws, articles of organization, certificate of formation, limited liability company agreement and/or operating agreement (as applicable) with respect to the matters set forth in this definition (in each case, except as permitted hereunder or otherwise with Lender’s prior written consent);

(e) Any Borrower or Required SPE that is a limited partnership has as its only general partners, Special Purpose Entities that are corporations, limited partnerships or limited liability companies;

(f) Any Borrower or Required SPE that is a limited liability company, if such limited liability company has more than one member, has at least one manager that is a Special Purpose Entity;

(g) Any Borrower or Required SPE that is a limited liability company, if such limited liability company has only one member, (1) has been formed under Delaware law and (2) has either a corporation or other person or entity that shall become a member of the limited liability company upon the dissolution or disassociation of the member, and (3) will not cause or allow such entity to take any action related to a bankruptcy or insolvency proceeding or a voluntary dissolution without the unanimous affirmative vote of 100% of the managers;

(h) Borrower and any Required SPE (1) have articles of organization, a certificate of formation, limited liability company agreement and/or an operating agreement, as applicable (if such entity is a limited liability company), (2) have a limited partnership agreement (if such entity is a limited partnership), or (3) have a certificate of incorporation, articles or bylaws (if such entity is a corporation) that, in each case, provide that such entity will not, without the affirmative vote of all of its members, managers, directors, or general partners, as applicable: (i) dissolve, merge, liquidate or consolidate and, as to any Required SPE, permit Borrower (as applicable) to dissolve, merge, liquidate, or consolidate; (ii) except as permitted herein, sell all or substantially all of its assets or, as to any Required SPE, the assets of the Borrower (as applicable), (iii) engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this definition without the consent of the Lender; or (iv) file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or, as to any Required SPE, with respect to Borrower (as applicable);

(i) Borrower and any Required SPE have not and shall not, without the affirmative vote of all of its member, managers, directors or general partners, as applicable: (i) dissolve, merge, liquidate, or consolidate, or, as to any Required SPE, permit Borrower (as applicable) to dissolve, merge, liquidate, or consolidate; (ii) except as permitted herein, sell all or substantially all of its assets or, as to any Required SPE, the assets of the Borrower (as applicable), (iii) engage in any other business activity, or amend its organizational documents, or, with respect to any Required SPE, amend the organizational documents of Borrower, with respect to the matters set forth in this definition without the consent of the Lender; or (iv) file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or, as to any Required SPE, with respect to Borrower;

(j) each of Borrower and any Required SPE is solvent and pays its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same become due, and endeavors to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(k) each of Borrower and any Required SPE has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(l) each of Borrower and any Required SPE will file its own tax returns; provided, however, that its assets and income may be included in a consolidated tax return of its parent companies if inclusion on such consolidated tax return is in compliance with applicable law or, in the event that such Borrower or Required SPE is a disregarded entity for federal tax purposes, then its assets and income may be included on the tax returns filed by its owner;

(m) each of Borrower and any Required SPE has maintained and will maintain its own resolutions and agreements;

(n) each of Borrower and any Required SPE (1) has not commingled and will not commingle its funds or assets with those of any other person, (2) will pay its obligations solely with its own assets, and (3) has not participated and will not participate in any cash management system with any other person other than Lender;

(o) each of Borrower and any Required SPE has held and will hold its assets in its own name;

(p) each of Borrower and any Required SPE has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower;

(q) each of Borrower and any Required SPE has maintained and will maintain its balance sheets, operating statements and other entity documents separate from any other Person and has not permitted and will not permit its assets to be listed as assets on the financial statement of any other entity except as required or permitted by generally accepted accounting principles; provided, however, that any such consolidated financial statement shall contain a note indicating that it maintains separate balance sheets and operating statements for such Borrower or Required SPE, respectively, and, if it is the Borrower, for the Property.

(r) each of Borrower and any Required SPE has a sufficient number of employees in light of its contemplated business operations, which may be none;

(s) each of Borrower and any Required SPE has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(t) each of Borrower and any Required SPE has no, and will have no, Indebtedness (including loans (whether or not such loans are evidenced by a written agreement) between such Borrower or Required SPE, respectively, and any Affiliates of Borrower) other than (i) with respect to Borrower, the Loan; and (ii) with respect to Borrower or any Required SPE, unsecured liabilities incurred in the ordinary course of business relating to the routine administration of Borrower or such Required SPE, respectively, and, with respect to Borrower only, unsecured liabilities incurred in the ordinary course of business relating to the ownership and operation of the Property, which liabilities are owed to unrelated third parties, are not more than sixty (60) days past the date incurred (unless disputed in accordance with applicable law), are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, and shall not exceed two percent (2%) of the outstanding principal balance of the Loan;

(u) each of Borrower and any Required SPE will not guarantee or become obligated for the debts of any other entity or person or hold out its credits as being available to satisfy the obligations of others, including not acquiring obligations or securities of its partners, members or shareholders (except to the extent that any Required SPE acting as the general partner of Borrower may become liable for the debts of Borrower, where Borrower is a limited partnership);

(v) each of Borrower and any Required SPE has not and will not acquire obligations of its partners, members or shareholders or any other Affiliate;

(w) each of Borrower and any Required SPE has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;

(x) each of Borrower and any Required SPE has not maintained or used, and will not maintain or use, invoices and checks bearing the name of any other Person, and will use its own stationery for written communications with all other Persons;

(y) each of Borrower and any Required SPE has not pledged and will not pledge its assets for the benefit of any other Person except as permitted or required pursuant to this Mortgage;

(z) each of Borrower and any Required SPE has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower;

(aa) each of Borrower and any Required SPE has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(bb) each of Borrower and any Required SPE has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(cc) each of Borrower and any Required SPE has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person (except to the extent such treatment may be required under the federal income tax law and similar state law for disregarded entities);

(dd) each of Borrower and any Required SPE has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(ee) each of Borrower and any Required SPE does not and will not have any of its obligations guaranteed by any Affiliate except as otherwise required in the Loan Documents; and

(ff) each of Borrower and any Required SPE has complied and will comply with all of the terms and provisions contained in its organizational documents. The statement of facts contained in its organizational documents are true and correct and will remain true and correct.

For purposes of the foregoing:

“Affiliate” means any Person controlling, under common control with, or controlled by the Person in question.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise

“Person” or “Persons” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Special Purpose Entity” shall mean a limited partnership, limited liability company or corporation which, at all times until the Indebtedness is paid and all Obligations are satisfied, meets all of the requirements of this Paragraph 17.

18. Borrower and Lien Not Released. Without affecting the liability of Borrower or any other person liable for the payment of the Indebtedness, and without affecting the lien or charge of this Mortgage as security for the payment of the Indebtedness, Lender may, from time to time and without notice to any junior lien holder or holder of any right or other interest in and to the Property: (a) release any person so liable, (b) waive or modify any provision of this Mortgage or the other Loan Documents or grant other indulgences, (c) release all or any part of the Property, (d) take additional security for any obligation herein mentioned, (e) subordinate the lien or charge of this Mortgage, (f) consent to the granting of any easement, or (g) consent to any map or plan of the Property.

19. Uniform Commercial Code Security Agreement and Fixture Filing. This Mortgage shall constitute a security agreement and fixture filing pursuant to the Uniform Commercial Code in effect from time to time for any of the items specified herein as part of the Property which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code (collectively, the “Collateral”), and Borrower hereby, pursuant to the terms of this Mortgage, grants Lender a security interest in the Collateral. In addition, Borrower authorizes Lender to file on its behalf any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Mortgage in such form as Lender may require to perfect the security interest in respect to said items. In addition, Borrower agrees to execute and deliver to Lender any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Mortgage in such form as Lender may require to perfect a security interest with respect to said items. Borrower shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Lender may reasonably require. Borrower shall, at Lender’s request, at any time and from time to time, execute and deliver to Lender such financing statements, amendments and other documents and do such acts as Lender deems necessary in order to establish and maintain valid, attached and perfected first security interests in the Collateral in favor of Lender, free and clear of all liens, claims and rights of third parties whatsoever. Borrower hereby irrevocably authorizes Lender at any time, and from time to time, to execute and file in any jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (ii) as being of an equal or lesser scope or within greater detail, and (b) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Borrower agrees to furnish any such information to Lender promptly upon request. Borrower further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by Lender in any jurisdiction prior to the date of this Mortgage. In addition, Borrower covenants to: (w) obtain acknowledgments from any bailee holding Collateral; (x) obtain consents from any letter of credit issuers; (y) notify and take steps to perfect Lender’s security interest in any Commercial Tort Claims; and (z) take any action necessary to vest control in Lender of any of Borrower’s Electronic Chattel Paper. If an Event of Default shall occur, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including without limitation, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Lender, Borrower shall, at its expense, assemble the Collateral and make it available to Lender at a convenient place acceptable to Lender and Borrower. Borrower shall pay to Lender on demand any and all expenses, including legal expenses and attorneys’ fees, incurred or paid by Lender in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Lender, with respect to the Collateral, sent to Borrower in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Borrower. Capitalized words and phrases used herein in this Paragraph 19 and not otherwise defined herein shall have the respective meanings assigned to such terms in either: (i) Article 9 of the Uniform Commercial Code as in force in Illinois at the time the financing statement was filed by Lender, or (ii) Article 9 as in force at any relevant time in Illinois, the meaning to be ascribed thereto with respect to any particular item of property shall be that under the more encompassing of the two definitions.

THIS MORTGAGE SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING IN THE REAL ESTATE RECORDS OF THE COUNTY WHERE THE PROPERTY IS LOCATED WITH RESPECT TO ALL GOODS CONSTITUTING A PART OF THE PROPERTY WHICH ARE OR ARE TO BECOME FIXTURES RELATED TO THE PROPERTY. FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE THE FOLLOWING INFORMATION IS FURNISHED:

a.	Name and address of the record owner of the real estate described in this Mortgage:

NNN Gallery Medical, LLC

1551 N. Tustin Avenue, Suite 300

Santa Ana, California 92705

b.	Name and address of the debtor (Borrower):

NNN Gallery Medical, LLC
1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705

c.	Name and address of the secured party (Lender):

LaSalle Bank National Association
135 South LaSalle Street
Suite 3410
Chicago, Cook County, Illinois 60603

d.	Information concerning the security interest evidenced by this Mortgage may be obtained from the secured party.

e.	This Mortgage covers goods which are or are to become fixtures.

20. Events of Default; Acceleration of Indebtedness; Remedies. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Mortgage:

(a) failure of Borrower to pay (i) within 5 days of the due date, any of the Indebtedness, including any payment due under the Note or (ii) the outstanding Indebtedness, including all accrued and unpaid interest, in full on the Maturity Date; or

(b) failure of Borrower to provide Lender with evidence of renewal of any insurance required hereunder within 10 days of Lender’s request therefore, or

(c) failure of Borrower to pay when due any taxes, assessments and other similar charges levied against the Property, or ground rents, if applicable, except to the extent sums sufficient to pay such amounts have been escrowed with Lender as required under Paragraph 3 and Borrower has given notice of such amounts due to Lender; or

(d) failure of Borrower to strictly comply with Paragraphs 15, 16 and 17 of this Mortgage; or

(e) failure of Borrower to comply with the financial reporting requirements of Paragraph 10 within 10 days after notice from Lender; or

(f) a petition under any Chapter of Title 11 of the United States Code or any similar law or regulation is filed by or against Borrower or any Guarantor (and in the case of an involuntary petition in bankruptcy, which petition is not discharged within sixty (60) days of its filing), or a custodian, receiver or trustee for any of the Property is appointed, or Borrower or any Guarantor makes an assignment for the benefit of creditors, or any of them are adjudged insolvent by any state or federal court of competent jurisdiction, or an attachment or execution is levied against any of the Property (individually or collectively, a “Bankruptcy Default”), provided, however, in the event that Borrower is comprised of more than one Tenants in Common and pursuant to a buy/sell provision in the applicable TIC Agreement, the defaulting Tenant in Common transfers its interest in the Property to a non-defaulting Tenant in Common within sixty (60) days, no Bankruptcy Default shall be deemed to have occurred; or

(g) the occurrence of an “Event of Default” under and as defined in any other Loan Document; or

(h) Borrower is in default in the payment of any indebtedness (other than the Indebtedness) and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same; or

(i) any statement, report or certificate made or delivered to Lender by Borrower or any Guarantor is not materially true and complete, or any representation or warranty made or delivered to Lender by Borrower or any Guarantor is not materially true and correct; or

(j) seizure or forfeiture of the Property, or any portion thereof, or Borrower’s interest therein, resulting from criminal wrongdoing or other unlawful action of Borrower, its affiliates, or any tenant in the Property under any federal, state or local law; or

(k) failure of Borrower, within 30 days after notice and demand, to satisfy each and every Obligation, other than those set forth in the subparagraphs above; provided, however, if such failure to satisfy such Obligation cannot by its nature be cured within 30 days, and if Borrower commences to cure such failure promptly after written notice thereof and thereafter diligently pursues the curing thereof (and then in all events cures such failure within 60 days after the original notice thereof), Borrower shall not be in default hereunder during such period of diligent curing;

(l) the termination of the Property Manager or modification or termination of the Management Agreement or TIC Agreement without the prior written consent of the Lender; or

(m) in the event that Borrower is comprised of more than one Tenants in Common, the filing by a Tenant in Common of an action to partition all or any portion of the Property or any action to compel any sale thereof (individually or collectively, a “Partition Default”), provided, however, if pursuant to a buy/sell provision in the applicable TIC Agreement, the defaulting Tenant in Common transfers its interest in the Property to a non-defaulting Tenant in Common within sixty (60) days, no Partition Default shall be deemed to have occurred.

Upon the occurrence of an Event of Default, the Indebtedness, at the option of the Lender, shall become immediately due and payable without notice to Borrower; and Lender shall be entitled to immediately exercise and pursue any or all of the rights and remedies contained in this Mortgage and any other Loan Document or otherwise available at law or in equity. Each remedy provided in the Loan Documents is distinct and cumulative to all other rights or remedies under the Loan Documents or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

21. Entry; Foreclosure; Remedies. Upon the occurrence of an Event of Default, (a) Borrower, upon demand of Lender, shall forthwith surrender to Lender the actual possession, or to the extent permitted by law, Lender itself, or by such officers or agents as it may appoint, may enter and take possession of all or any part of the Property, and may exclude Borrower and its agents and employees wholly therefrom, and may have joint access with Borrower to the books, papers and accounts of Borrower; and (b) if Borrower shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Lender, Lender may obtain a judgment or decree conferring on Lender the right to immediate possession or requiring the delivery to Lender of the Property, and Borrower specifically consents to the entry of such judgment or decree. Upon every such entering upon or taking of possession, Lender may hold, store, use, operate, manage and control the Property and conduct the business thereof. Lender shall have no liability for any loss, damage, injury, cost or expense resulting from any action or omission by it or its representatives which was taken or omitted in good faith.

Upon any foreclosure sale, Lender may bid for and purchase the Property and shall be entitled to apply all or part of the Indebtedness as a credit to the purchase price.

Upon the occurrence of an Event of Default, then, without notice to or the consent of Borrower, Lender shall be entitled to immediately exercise or pursue or cause to be exercised or pursued any or all of the rights and remedies contained in this Mortgage or in any other Loan Document or otherwise available at law or in equity including the right to do any one or more of the following:

(a) declare the entire Indebtedness to be immediately due and payable;

(b) institute proceedings to foreclose this Mortgage, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Indebtedness then due and payable, subject to the continuing lien of this Mortgage for the balance of the Indebtedness not then due;

(d) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or the Other Security Documents;

(e) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Mortgage;

(f) obtain appointment of a trustee, receiver, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Indebtedness or the solvency of Borrower, any Guarantor or of any person, firm or other entity liable for the payment of the Indebtedness which appointment is hereby agreed and consented to by the Borrower;

(g) enforce Lender’s interest in the Leases and Rents and enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, and thereupon Lender may: (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (B) complete any construction on the Property in such manner and form as Lender deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Property; (D) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Property and every part thereof; and (E) apply the receipts from the Property to the payment of the Indebtedness, after deducting therefrom all expenses (including reasonable attorney fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance premiums and other charges in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees; and/or

(h) pursue such other rights and remedies as may then be available at law and in equity. To the extent permitted presently or in the future by laws of the state in which the Property and Improvements are located, Lender may institute a proceeding or proceedings, judicial, or nonjudicial, by advertisement or otherwise, for the complete or partial foreclosure of this Mortgage or the complete or partial sale of the Property under a power of sale which power is hereby granted to Lender;

(i) Lender shall be entitled as a matter of right without notice and without giving bond and without regard to the solvency or insolvency of Borrower, or waste of the Property or adequacy of the security of the Property, to apply for the appointment of a receiver in accordance with the statutes and laws made and provided for who shall have all rights, powers and remedies as provided by such statute, and who shall apply the rents, issues and profits as provided by statute and thereafter to all expenses for maintenance of the Property and to the costs and expenses of the receivership, including reasonable attorneys’ fees and to the repayment of the Indebtedness and Obligations secured hereby and as further provided in any Assignment of Leases and Rents, executed by Borrower as further security for the Indebtedness, whether included in this Mortgage or separate instrument. Borrower does hereby irrevocably consent to such appointment. Nothing contained in this Mortgage and no actions taken pursuant to this Mortgage shall be construed as constituting Lender a mortgagee in possession. Lender shall have the right, at any time and without limitation, as provided in Minn. §580.03, to advance money to the receiver to pay any part or all of the items which the receiver would otherwise pay if cash were available from the Property; and sums so advanced, with interest at the rate set forth in the Note, shall be secured hereby, or if advanced during the period of redemption shall be part of the sum required to be paid to redeem from sale; and

(j) To foreclose this Mortgage by judicial or non-judicial process as set forth below:

Foreclosure/Power of Sale. Borrower hereby authorizes and fully empowers Lender to foreclose this Mortgage by judicial proceedings or by non-judicial proceeding, in accordance with the laws of the State of Minnesota, with full power of sale and authority to sell the Property at public auction to the highest bidder for cash, after giving notice or making publication, if required by the laws of the State of Minnesota, and to convey the same to the purchaser in fee simple all in accordance with and in the manner prescribed by the laws of the State of Minnesota, and out of the proceeds arising from the sale and foreclosure to retain the principal and interest due on the Note and the Indebtedness, together with all such sums of money as Lender shall have expended or advanced pursuant to this Mortgage or pursuant to statute, together with interest thereon as herein provided, and all costs and expenses of such foreclosure, which shall be immediately due and payable by Borrower, with interest thereon at the rate of interest specified in the Loan Documents, with the balance, if any, to be paid to the persons entitled thereto by law. Borrower acknowledges that in such event, Borrower shall remain liable for any deficiency to the extent permitted by the laws of the State of Minnesota and the Loan Documents. By conferring this power of sale upon Lender, Borrower, for itself, its successors and assigns, after an opportunity for consultation with its legal counsel, hereby voluntarily, knowingly and intelligently waives all rights under the Constitution and laws of the United States and under the Constitution and laws of the State of Minnesota, both to a hearing on the right to exercise and the exercise of the power of sale, and to notice, except as may be required by any statute of the State of Minnesota.

The foregoing remedies shall be cumulative of any other nonjudicial remedies available to Lender under this Mortgage or the other Loan Documents, at law or in equity. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of Lender.

22. Expenditures and Expenses. Borrower acknowledges and confirms that Lender shall impose certain administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of its loans, (b) the release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Property, or (d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance and attornment agreement. In addition, in any civil action to foreclose the lien hereof or otherwise enforce Lender’s rights, there shall be allowed and included as additional Indebtedness in the order or judgment for foreclosure and sale or other order all expenditures and expenses which may be paid or incurred by or on behalf of Lender including attorneys’ fees, costs and expenses, receiver’s fees, costs and expenses, appraiser’s fees, engineers’ fees, outlays for documentary and expert evidence, stenographers’ charges, publication costs, and costs (which may be estimates as to items to be expended after entry of said order or judgment) of procuring all such abstracts of title, title searches and examination, title insurance policies, Torrens’ Certificates and similar data and assurances with respect to the title as Lender may deem reasonably necessary either to prosecute such civil action or to evidence to bidders at any sale which may be had pursuant to such order or judgment the true condition of the title to, or the value of, the Property (all said expenditures and expenses are hereinafter collectively referred to as the “Reimbursable Expenses”). All Reimbursable Expenses, and such costs, expenses and fees as may be incurred by Lender at any time or times hereafter in the protection of the Property, in enforcing the Obligations, and/or the maintenance of the lien established by any of the Loan Documents, including accountants’ and attorneys’ fees, costs and expenses in any advice, litigation, or proceeding affecting the Loan Documents or the Property, whether instituted by Lender, Borrower or any other party, or in preparation for the commencement or defense of any action or proceeding or threatened action or proceeding, shall be immediately due and payable to Lender by Borrower, and, to the extent such services relate to the Hazardous Substances Indemnification Agreement of even date herewith from Borrower and Guarantors in favor of Lender, by Borrower and Guarantors, with interest thereon at the Default Rate set forth in the Note, and shall be secured by the Loan Documents. In addition, Borrower shall be liable for the payment of all commissions and brokerage fees relating to the Loan.

23. Application of Proceeds of Foreclosure Sale. The proceeds of any foreclosure sale of the Property shall be distributed and applied in the order of priority set forth in the Note with the excess, if any, being applied to any parties entitled thereto as their rights may appear.

24. Appointment of Receiver or Mortgagee in Possession. If an Event of Default is continuing or if Lender shall have accelerated the Indebtedness, Lender, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right, without notice, and without regard to the occupancy or value of any security for the Indebtedness, without any showing of fraud or mismanagement on the part of Borrower or the insolvency of any party bound for its payment, without regard to the existence of a declaration that the Indebtedness, or any portion thereof, is immediately due and payable, and without regard to the filing of a notice of default, to the appointment of a receiver or the immediate appointment of Lender to take possession of and to operate the Property, and to collect and apply the rents, issues, profits and revenues thereof, and Borrower consents to such appointment.

25. Forbearance by Lender Not a Waiver. Any forbearance by Lender in exercising any right or remedy under any of the Loan Documents, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. Lender’s acceptance of payment of any sum secured by any of the Loan Documents after the due date of such payment shall not be a waiver of Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender’s right to accelerate the maturity of the Indebtedness, nor shall Lender’s receipt of any awards, proceeds or damages under Paragraph 5 hereof operate to cure or waive Borrower’s default in payment or sums secured by any of the Loan Documents. With respect to all Loan Documents, only waivers made in writing by Lender shall be effective against Lender.

26. Waiver of Statute of Limitations. Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien created by any of the Loan Documents or to any action brought to enforce the Note or any other obligation secured by any of the Loan Documents.

27. Waiver of Homestead and Redemption. Borrower hereby waives all rights of homestead exemption in the Property. Borrower hereby waives all right of redemption on behalf of Borrower and on behalf of all other persons acquiring any interest or title in the Property subsequent to the date of this Mortgage, except decree or judgment creditors of Borrower.

28. Jury Trial Waiver. BORROWER AND LENDER BY ITS ACCEPTANCE OF THIS MORTGAGE, EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THE LOAN DOCUMENTS AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND BY LENDER, AND BORROWER ACKNOWLEDGES ON BEHALF OF ITSELF AND ITS PARTNERS, MEMBERS, SHAREHOLDERS, AS THE CASE MAY BE, THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT BORROWER AND LENDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THE LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THE LOAN DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

29. Indemnification. In addition to any other indemnifications provided in any of the other Loan Documents, Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and save harmless Lender, or any person or entity who is or will have been involved in the servicing of this Loan, as well as the respective affiliates, subsidiaries, persons controlling or under common control, directors, officers, shareholders, members, partners, employees, agents, servants, representatives, contractors, subcontractors, participants, successors and assigns of any and all of the foregoing (collectively, the “Indemnified Parties”), from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including without limitation reasonable attorneys’ fees and expenses), imposed upon or incurred by or asserted against any of the Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) ownership of this Mortgage, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Indebtedness, the Note, this Mortgage or any other Loan Documents; (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Mortgage or the Note or any other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower or any Guarantor becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any failure on the part of Borrower to perform or comply with any of the terms of this Mortgage; (f) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (g) any failure of the Property to comply with any laws or ordinances affecting or which may be interpreted to affect the Property; or (h) any representation or warranty made in the Note, this Mortgage or the other Loan Documents being false or misleading in any respect as of the date such representation or warranty was made. The obligations and liabilities of Borrower under this Paragraph 29 (A) shall survive for a period of two (2) years following any release of this Mortgage executed by Lender and satisfaction of the Loan evidenced by the Loan Documents, and (B) shall survive the transfer or assignment of this Mortgage, the entry of a judgment of foreclosure, sale of the Property by nonjudicial foreclosure sale, or delivery of a deed in lieu of foreclosure (including, without limitation, any transfer by Borrower of any of its rights, title and interest in and to the Property to any party, whether or not affiliated with Borrower); provided, however, that any act or omission pursuant to subparagraphs (a) through (h) above was taken or occurred prior to the payment in full of the Indebtedness.

30. Duty to Defend. Upon written request by an Indemnified Party, Borrower shall defend such Indemnified Party (if requested by an Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of the Indemnified Parties, their attorneys shall control the resolution of the claim or proceeding. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, and other professionals in connection therewith. Any amounts payable to any of the Indemnified Parties by reason of the application of Paragraph 29 or this paragraph shall be secured by this Mortgage and shall become immediately due and payable and shall bear interest at the Default Rate specified in the Note from the date loss or damage is sustained by any of the Indemnified Parties until paid.

31. ERISA. Borrower covenants and agrees that during the term of the Loan, (a) Borrower is not a and will not become a “party in interest” as defined in Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended, with respect to any employee benefit plan, (b) Borrower will take no action that would cause it to (i) become an “employee benefit plan” or (ii) otherwise be considered “plan assets” as defined in 29 C.F.R. Section 2510.3-101, or “assets of a governmental plan” subject to regulation under the state statutes, and (c) Borrower will not sell, assign or transfer the Property, or any portion thereof or interest therein, to any transferee that does not execute and deliver to Lender its written assumption of the obligations of this covenant. Borrower further covenants and agrees to protect, defend, indemnify and hold Lender harmless from and against all loss, cost, damage and expense (including without limitation, all attorneys’ fees and excise taxes, costs of correcting any prohibited transaction or obtaining an appropriate exemption) that Lender may incur as a result of Borrower’s breach of this covenant. This covenant and indemnity shall survive the extinguishment of the lien of this Mortgage by foreclosure or action in lieu thereof; furthermore, the foregoing indemnity shall supersede any limitations on Borrower’s liability under any of the Loan Documents.

32. No Oral Change. This Mortgage may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

33. Notice. Except for any notice required under applicable law to be given in another manner, (a) any notice to Borrower provided for in the Loan Documents shall be given by mailing such notice by Federal Express or any other nationally recognized overnight carrier addressed to Borrower at Borrower’s address stated above or at such other address as Borrower may designate by notice to Lender as provided herein, and (b) any notice to Lender shall be given by Federal Express or any other nationally recognized overnight carrier to Lender’s address stated above or to such other address as Lender may designate by notice to Borrower as provided herein. Any notice provided for in the Loan Documents shall be deemed to have been given to Borrower or Lender on the first Business Day following such mailing in the manner designated herein. In addition, notice may also be given by first class certified mail, return receipt requested, postage prepaid, addressed to the address set forth above for the party to whom such notice is to be given and such notice given in this manner shall be deemed received the third day after such notice was deposited with the United States Postal Service.

34. Successors and Assigns Bound; Joint and Several Liability; Agents; Captions. The covenants and agreements contained in the Loan Documents shall bind, and the rights thereunder shall inure to, the respective successors and assigns of Lender and Borrower, subject to the provisions of Paragraph 15 hereof. All representations, warranties, covenants and agreements of Borrower contained in the Loan Documents shall be joint and several. In exercising any rights under the Loan Documents or taking any actions provided for therein, Lender may act through its employees, agents, or independent contractors as authorized by Lender. The captions and headings of the paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.

35. Governing Law; Jurisdiction; Severability. THE PROVISIONS OF THIS INSTRUMENT REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF MINNESOTA. ALL OTHER PROVISIONS OF THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND LENDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS. THIS MORTGAGE SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, AND BORROWER AGREES THAT THE PROPER VENUE FOR ANY MATTERS IN CONNECTION HEREWITH SHALL BE IN THE STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, AS LENDER MAY ELECT AND BORROWER HEREBY SUBMITS ITSELF TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ADJUDICATING ANY MATTERS RELATED TO THE LOAN, PROVIDED, HOWEVER, THAT TO THE EXTENT THE MANDATORY PROVISIONS OF THE LAWS OF ANOTHER JURISDICTION RELATING TO (i) THE PERFECTION OR THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTERESTS IN ANY OF THE PROPERTY, (ii) THE LIEN, ENCUMBRANCE OR OTHER INTEREST IN THE PROPERTY GRANTED OR CONVEYED BY THIS MORTGAGE, OR (iii) THE AVAILABILITY OF AND PROCEDURES RELATING TO ANY REMEDY HEREUNDER OR RELATED TO THIS MORTGAGE ARE REQUIRED TO BE GOVERNED BY SUCH OTHER JURISDICTION’S LAWS, SUCH OTHER LAWS SHALL BE DEEMED TO GOVERN AND CONTROL. THE INVALIDITY, ILLEGALITY OR UNENFORCEABILITY OF ANY PROVISION OF THIS MORTGAGE OR THE LOAN DOCUMENTS SHALL NOT AFFECT OR IMPAIR THE VALIDITY, LEGALITY OR ENFORCEABILITY OF THE REMAINDER OF THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS, AND TO THIS END, THE PROVISIONS OF THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS ARE DECLARED TO BE SEVERABLE.

36. Release. Upon payment of all sums secured by this Mortgage, Lender shall release this Mortgage. Borrower shall pay Lender’s reasonable costs incurred in releasing this Mortgage and any financing statements related hereto.

37. Covenants Running with the Land. All covenants, conditions, warranties, representations and other obligations contained in this Mortgage and the other Loan Documents are intended by Borrower and Lender to be, and shall be construed as, covenants running with the Property until the lien of this Mortgage has been fully released by Lender.

38. Terms. As used in the Loan Documents, (i) “Business Day” means a day when banks are not required or authorized to be closed in Chicago, Illinois or New York, New York; and (ii) the words “include” and “including” shall mean “including but not limited to” unless specifically set forth to the contrary.

39. Loss of Note. Upon notice from Lender of the loss, theft, or destruction of the Note and upon receipt of indemnity reasonably satisfactory to Borrower from Lender, or in the case of mutilation of the Note, upon surrender of the mutilated Note, Borrower shall make and deliver a new note of like tenor in lieu of the then to be superseded Note.

40. Changes in the Laws Regarding Taxation. If any law is amended, enacted or adopted after the date of this Mortgage which deducts the Indebtedness from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Indebtedness of Lender’s interest in the Property, Borrower will pay such tax, with interest and penalties thereon, if any. In the event Lender is advised by counsel chosen by it that the payment of such tax or interest and penalties by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then in any such event, Lender shall have the option, by written notice of not less than forty-five (45) days, to declare the Indebtedness immediately due and payable.

41. Exculpation. This Mortgage and other Loan Documents and all of Borrower’s obligations hereunder and thereunder are subject to the provisions of Paragraph 11 of the Note entitled Exculpation. All of the provisions of the Note, including Paragraph 11, are incorporated herein by this reference.

42. Disclosure of Information. Lender shall have the right (but shall be under no obligation) to make available to any party for the purpose of granting participation in or selling, transferring, assigning or conveying all or any part of the Loan (including any governmental agency or authority and any prospective bidder at any foreclosure sale of the Property) any and all information which Lender may have with respect to the Property, Lease(s), Borrower and any Guarantor, whether provided by Borrower, any Guarantor or any third party or obtained as a result of any environmental assessments. Borrower and each Guarantor agree that Lender shall have no liability whatsoever as a result of delivering any such information to any third party, and Borrower and each Guarantor, on behalf of themselves and their successors and assigns, hereby release and discharge Lender from any and all liability, claims, damages, or causes of action, arising out of, connected with or incidental to the delivery of any such information to any third party.

43. Sale of Loan; Securitization. Lender may, at any time and without the consent of Borrower or any Guarantor, grant participation in or sell, transfer, securitize, assign and convey all or any portion of its right, title and interest in and to the Loan, the servicing of the Loan, this Mortgage, the Note and the other Loan Documents, any guaranties given in connection with the Loan and any collateral given to secure the Loan. Borrower covenants to cooperate with Lender’s efforts in the sale, transfer or securitization of the Loan; such cooperation includes Borrower’s obligations to (a) make non-material modifications of the Loan Documents (such modifications shall not have a material adverse impact on Borrower and accordingly such modifications shall not (i) increase the amount of the Indebtedness or (ii) change the Contract Rate [as defined in the Note]), (b) provide additional information regarding Borrower’s financial statements, (c) deliver updated information regarding Borrower and the Property, (d) cooperate with all third parties, including, but not limited to, rating agencies and potential investors to facilitate the rating and securitization of the Loan, (e) review Lender’s securitization offering materials to the extent such materials relate to Borrower, the Property or the Loan, (f) respond to any inquiries of Lender or other party relating thereto and (g) deliver an estoppel certificate. Borrower agrees to represent and warrant the absence of misstatements and/or omissions in the information relating to Borrower, the Property and the Loan that is contained in the offering materials and which has been furnished to or approved by Borrower. Borrower shall not be liable for Lender’s post-closing costs incurred pursuant to any securitization of the Loan by Lender.

Any such sale, transfer, participation, securitization of all or any portion of the Note, this Mortgage and/or other Loan Documentation including, without any limitation, with respect to any whole loan sale or securitization of the Loan shall be deemed a “Secondary Market Transaction”.

44. Actions and Proceedings. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect their respective interests in the Property. Lender shall, at its option, be subrogated to the lien of any Mortgage or other security instrument discharged in whole or in part by the Indebtedness, and any such subrogation rights shall constitute additional security for the payment of the Indebtedness.

45. No Third Party Beneficiaries. The provisions of this Mortgage and the other Loan Documents are for the benefit of Borrower and Lender and shall not inure to the benefit of any third party (other than any successor or assignee of Lender). This Mortgage and the other Loan Documents shall not be construed as creating any rights, claims or causes of action against Lender or any of its officers, directors, agents or employees in favor of any party other than Borrower including but not limited to any claims to any sums held in the Replacement Reserve or the TI and Leasing Reserve.

46. Exhibits and Riders. The following Exhibits and Riders (which may contain additional representations, warranties, and covenants) are attached to this Mortgage and hereby made a part of this Mortgage: Exhibit A (legal description for Land) Exhibit B (definition of Personal Property), and Exhibit C (pending and threatened litigation).

47. Customer Identification – USA Patriot Act Notice; OFAC. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001), as amended (the “Act”), and Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Lender to identify Borrower in accordance with the Act. Borrower represents and covenants that it is not and will not become a person (individually, a “Prohibited Person” and collectively “Prohibited Persons”) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, U.S. Department of the Treasury (the “OFAC List”) or otherwise subject to any other prohibitions or restriction imposed by laws, rules, regulations or executive orders, including Executive Order No. 13224, administered by OFAC (collectively the “OFAC Rules”). Borrower represents and covenants that it also (a) is not and will not become owned or controlled by a Prohibited Person, (b) is not acting and will not act for or on behalf of a Prohibited Person, (c) is not otherwise associated with and will not become associated with a Prohibited Person, (d) is not providing and will not provide any material, financial or technological support for or financial or other service to or in support of acts of terrorism or a Prohibited Person. Borrower will not transfer any interest in Borrower to or enter into a Lease with a Prohibited Person. Borrower shall immediately notify Lender if Borrower has knowledge that any Guarantor or any member or beneficial owner of Borrower or any Guarantor is or becomes a Prohibited Person or (i) is indicted on or (ii) arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Borrower will not enter into any Lease or any other transaction or undertake any activities related to the Loan in violation of the federal Bank Secrecy Act, as amended (“BSA”), 31 U.S.C. §5311, et seq. or any federal or state laws, rules, regulations or executive orders, including, but not limited to, 18 U.S.C. §§1956, 1957 and 1960, prohibiting money laundering and terrorist financing (collectively “Anti-Money Laundering Laws”). Borrower shall (A) not use or permit the use of any proceeds of the Loan in any way that will violate either the OFAC Rules or Anti-Money Laundering Laws, (B) comply and cause all of its subsidiaries to comply with applicable OFAC Rules and Anti-Money Laundering Laws, (C) provide information as Lender may require from time to time to permit Lender to satisfy its obligations under the OFAC Rules and/or the Anti-Money Laundering Laws and (D) not engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the foregoing. Borrower shall immediately notify Lender if any Tenant becomes a Prohibited Person or (1) is convicted of, (2) pleads nolo contendere to, (3) is indicted on, or (4) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.

48. Counterparts. This Mortgage may be executed in any number of counterparts each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement.

49. Disclaimers. The relationship of Borrower and Lender under this Mortgage and the other Loan Documents is, and shall at all times remain, solely that of borrower and lender; and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property. Notwithstanding any other provisions of this Mortgage and the other Loan Documents: (i) Lender is not, and shall not be construed to be, a partner, joint venturer, member, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower and Lender, and Lender does not intend to ever assume such status; (ii) Lender does not intend to ever assume any responsibility to any person for the quality, suitability, safety or condition of the Property; and (iii) Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower.

Lender shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction on, or occupancy or use of, the Property, whether caused by or arising from: (i) any defect in any building, structure, grading, fill, landscaping, or other improvements thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Borrower or any of Borrower’s agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on the Property or any fire, flood, or other casualty or hazard thereon; (iv) the failure of Borrower or any of Borrower’s licensees, employees, invitees, agents, independent contractors, or other representatives to maintain the Property in a safe condition; or (v) any nuisance made or suffered on any part of the Property.

STATE SPECIFIC PROVISIONS

1. Maximum Principal Amount.

Borrower represents and covenants that:

(a)	The maximum principal amount of the obligations secured by this Mortgage at any one time, excluding advances made by the Lender in protection of the Property or the lien of this Mortgage shall be Six Million and No/100 Dollars ($6,000,000.00) excluding accrued interest, fees, expenses and sums advanced in accordance herewith to protect the security of this Mortgage for which no Mortgage Registry Tax has been paid; and

(b)	The representations contained in this section are made solely for the benefit of county recording authorities in determining the Mortgage Registry Tax payable as a prerequisite to the recording of this Mortgage. The Borrower acknowledges that such representations do not constitute or imply an agreement by the Lender to make any future advances to Borrower.

2. Non-Agricultural Use. No part of the Property is, or shall be during the term of this Mortgage, agricultural property, used for agricultural production or used for any agricultural use.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK;
SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Borrower has executed this Mortgage or has caused the same to be executed by its representatives thereunto duly authorized.

BORROWER:

NNN Gallery Medical, LLC, a Delaware limited liability company

By:	NNN Gallery Medical Member, LLC, a Delaware limited liability company, its sole member

By:	Triple Net Properties, LLC, a Virginia limited liability company, its sole member

By: /s/ Jeff Hanson

Name: Jeff Hanson

Its: Managing Director of Real Estate

STATE OF CALIFORNIA

COUNTY OF ORANGE

Before me, J. Hu, a Notary Public of the state and county mentioned, personally appeared Jeff Hanson, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself/herself to be the Managing Director of Real Estate of Triple Net Properties, LLC, a Virginia limited liability company, the sole member of NNN Gallery Medical Member, LLC, a Delaware limited liability company, the sole member of NNN Galler Medical, LLC, a Delaware limited liability company, the within named bargainor, and that he/she as such Managing Director of Real Estate, executed the foregoing instrument for the purposes therein contained, by personally signing the name of the Triple Net Properties, LLC, the sole member of NNN Gallery Medical Member, LLC, a Delaware limited liability company, the sole member of NNN Gallery Medical, LLC, by himself/herself as Managing Director of Real Estate.

WITNESS my hand and seal, at office in (county) Orange, California (state), this 2nd day of February, 2007.

/s/ J. Hu

Notary Public

My Commission Expires: September 30, 2009.

[AFFIX NOTARY SEAL]